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                             TTR TECHNOLOGIES, INC.
                                4424 16th Avenue
                            Brooklyn, New York 11204

                  NOTICE OF SPECIAL MEETING OF THE STOCKHOLDERS


NOTICE IS HEREBY GIVEN that a special meeting (the "Special Meeting") of the stockholders of TTR TECHNOLOGIES, INC. (the "Company") will be held at 9:00 a.m., on March 4, 2004, at the Company's office located at 4424 16th Avenue, Brooklyn, New York 11204, to consider and vote on a proposal to consummate the transactions contemplated by a Development and Licensing Agreement entered into by the Company and Lucent Technologies, Inc., pursuant to which Lucent will be developing for and licensing to the Company advanced management and routing technologies and equipment designed to provide ultra-broadband access for voice, video, data and voice-over-Internet protocol.


The Board has fixed the close of business on February 6, 2004, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

If you do not expect to be personally present at the Special Meeting but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you complete, sign and date the enclosed proxy and promptly return it by mail in the postage paid envelope provided.

                              BY ORDER OF THE BOARD
                                  OF DIRECTORS

                                   Sam Brill,
                             Chief Operating Officer


February 12, 2004


PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

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                                 PROXY STATEMENT
                     For the Special Meeting of Stockholders
                           to be held on March 4, 2004

This proxy statement (the "Proxy Statement") is being sent to stockholders of TTR Technologies, Inc., a Delaware corporation (the "Company" or "TTR"), in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the special meeting (the "Special Meeting") of holders (the "Stockholders") of the Company's common stock, par value $0.001 per share (the "Common Stock"), to be held at the Company's office located at 4424 16th Avenue, Brooklyn, New York 11204, on Wednesday, March 4, 2004, at 9:00 a.m., and any adjournment(s) thereof.


The purpose of the Special Meeting is to consider and approve the consummation of the transactions contemplated by a Development and Licensing Agreement entered into by the Company and Lucent Technologies, Inc., ("Lucent") pursuant to which Lucent will be developing for and licensing to the Company advanced management and routing technologies and equipment designed to provide ultra-broadband access for voice, video, data and voice-over-Internet protocol (the "Transaction").

All voting rights are vested exclusively in the holders of the Company's Common Stock. Only holders of Common Stock of record at the close of business on February 6, 2004 (the "Record Date"), will be entitled to receive notice of and to vote at the Special Meeting. As of the Record Date, the Company had outstanding a total of 16,440,630 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held.

If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted FOR the Transaction. No other matter may be presented before the Special Meeting.


Any Stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed proxy bearing a later date or a written instrument revoking the proxy or by personally appearing at the Special Meeting. This Proxy Statement is first being mailed to Stockholders on or about February 12, 2004.


The holders of a majority of the issued and outstanding Common Stock, present in person or by proxy at the Special Meeting, will constitute a quorum for the transaction of business at the Special Meeting or any adjournment thereof. Abstentions and broker non-votes are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present, the affirmative vote of majority of the shares present in person or by proxy is required for approval of the Transaction. Abstentions will be counted as votes against the Transaction. Broker non-votes will have no effect on the proposal.

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                                    PROPOSAL

                           APPROVAL OF THE TRANSACTION

INTRODUCTION


The Company announced on January 14, 2004 that it and Lucent had entered into the Development and Licensing Agreement, effective as of January 6, 2004, AS SUBSEQUENTLY AMENDED AS OF JANUARY 16, 2004 (the "Development and Licensing Agreement"), pursuant to which Lucent has agreed to develop for and license to the Company next-generation management and routing technologies and equipment designed to provide Fiber-to-the-Premises (FTTP) capabilities for voice, video, data, and voice-over-Internet protocol (VoIP) services. The Development and Licensing Agreement contemplates that Lucent deliver to the Company beginning in March 2004 (subject to the approval by the Stockholders of the Transaction) and continuing through September 1, 2004, design models of specified equipment designed to enable the provision of very rapid broadband access to a range of communication services directly to the consumer's facility (collectively, the "Equipment"). The Equipment includes optical fiber based advanced communication technologies designed and developed at Lucent's Bell Labs division in New Jersey. Lucent has also agreed to provide the Company with continuing post development technical and marketing assistance, including equipment installation at the customer's facility. The Board unanimously voted on January 6, 2004 to approve the Transaction and enter into the Development and Licensing Agreement, subject to the approval of the Stockholders, and to recommend that the Stockholders approve the Transaction. A copy of the Development and Licensing Agreement is attached to this Proxy Statement as Annex A. Stockholders should carefully read the Development and Licensing Agreement, as it is the legally binding instrument relating to the Transaction.


If the Stockholders approve the Transaction, the Company will pay to Lucent, periodically through March 2005, $3 million. In addition, the Company and Lucent have agreed to share equally certain costs and expenses estimated at approximately $920,000. Upon the signing of the Development and Licensing Agreement, the Company paid to Lucent a non-refundable fee in the amount of $100,000. See "Principal Terms of the Development and Licensing Agreement - Consideration Payable by the Company."

If the Stockholders approve the Transaction, the Company will be embarking on a new business direction following the sale of its copy protection business in May 2003 and will become actively engaged in the business of marketing advanced telecommunications equipment and technologies.


The Board has agreed to enter into the Transaction principally for several reasons. First, the Board believes that the Transaction affords the Company an opportunity to enter into the rapidly expanding field of providing Fiber-to-the-premises capabilities for ultra-broadband access for video, data and VoIP. Management believes that this field affords the Company the opportunity for growth and revenues. Second, the technologies underlying the Equipment will have been designed and developed by Lucent, a leading worldwide communication equipment manufacturer and supplier and a pioneer in the design, development and marketing of broadband access technologies. The Company will be authorized to market and sell the Equipment using the Lucent logo and otherwise identifying the technology incorporated in the Equipment as having been developed by Lucent. Third, the Development and Licensing Agreement contemplates that the Company will be able to take advantage of the continuing technical assistance in installing and demonstrating the efficacy of the Equipment of the Lucent team who was primarily responsible for the design and development of the underlying technologies. Finally, the Transaction affords the Company the opportunity to develop a new line of business without resulting in a significantly greater dilution to Stockholders ordinarily associated with the acquisition or merger into the Company of a previously existing private business, thereby maximizing stockholder value. No


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assurance can obviously be provided that if the Transaction is approved the
Company will be able to successfully exploit this business opportunity. See "Risk Factors."


REASON FOR HOLDING THE SPECIAL MEETING

         THE COMPANY IS UNDER NO LEGAL OBLIGATION TO HOLD THE SPECIAL MEETING TO OBTAIN STOCKHOLDER APPROVAL OF THE TRANSACTION. THE BOARD'S DECISION, IN THE EXERCISE OF ITS FIDUCIARY DUTY TO THE COMPANY'S STOCKHOLDERS, IS SUFFICIENT TO CONSUMMATE THE TRANSACTION. NONETHELESS, THE BOARD UNANIMOUSLY RESOLVED TO SEEK STOCKHOLDER APPROVAL AS THE CONSUMMATION OF THE TRANSACTION ENTAILS THE ADOPTION OF A NEW BUSINESS DIRECTION BY THE COMPANY AND THE ENTRY BY THE COMPANY INTO A NEW BUSINESS. ASSUMING A QUORUM IS PRESENT, THE COMPANY WILL CONSUMMATE THE TRANSACTION ONLY UPON THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY IN FAVOR OF THE TRANSACTION.


RECENT COMPANY HISTORY


On May 28, 2003, the Company consummated the sale of its music copy protection and digital rights management assets to Macrovision Corporation ("Macrovision") for a cash sales price of $5,050,000 and return for cancellation of 1,880,937 shares of the Company's Common Stock that Macrovision purchased in January 2000 for $4.0 million. The details of the transactions surrounding the closing and sale are described in greater detail in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2003. The Company recorded a gain on sale of $5.7 million in its statement of operations during the quarter ended June 30, 2003 consisting of $5,050,000 in cash and $658,328 representing the value of the Common Stock returned for cancellation to the Company based on the closing price of the stock on May 28, 2003.

As a result of the sale of the copy protection business, the Company ceased all activities in the only business that it had ever actively engaged in. Following the sale of the copy protection business, the Company's only significant asset became, and remains, cash and cash equivalents and, as of September 30, 2003, the Company had approximately $4 million in cash and cash equivalents. As of the filing of this Proxy Statement, the Company believes that its available cash is approximately $1.7 million (not including the $1 million in escrow pending Stockholder approval, if any, of the Transaction). In addition, management estimates that the Company and its Israeli based subsidiary TTR Technologies, Ltd. ("TTR Ltd.") had at September 30, 2003, a net operating loss carry forward
(NOL) of approximately $17 million in the United States and approximately $5 million in Israel that may be available to offset future United States and Israeli taxable income, subject to certain specified limitations under applicable law.


Following the sale of the Company's copy protection business, then existing management, under the direction of the Company's former President and Chief Executive Officer, Mr. Daniel Stein, considered several possible alternatives regarding the Company's strategic direction, including, the acquisition, development or investment in new lines of business. Between July and September 2003, a majority of the Board's members were replaced through resignations and new appointments so that only Mr. Sam Brill, the Company's Chief Operating Officer, is the only current continuing director. Mr. Daniel C. Stein, the Company's former Chief Executive Officer resigned from his position and Board membership in October 2003, positions that he held since May 2002. Upon Mr. Stein's resignation, Mr. Judah Marvin Feigenbaum, a new director appointed to the Board in August 2003, was appointed interim Chief Executive Officer in October 2003. Upon the completion of his duties for the Company, on January 28, 2004, Mr. Feigenbaum resigned from all positions with the Company.

None of the Company's employees possess any significant experience or expertise in the telecommunications or related fields. The Board is currently interviewing candidates with experience in the telecommunications and related fields to lead the Company and serve as its Chief Executive Officer. No assurance can be provided that the Company will be successful in identifying and retaining a new Chief Executive Officer on commercially acceptable terms. See "Risk Factors." Pending the appointment of a Chief Executive Officer, Mr. Sam Brill, the Company's Chief Operating Officer and a Director, is supervising the day-to-day management of the Company's business.

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BACKGROUND TO THE PROPOSED TRANSACTION WITH LUCENT

In October 2003, the Board renewed its consideration of several alternatives relating to the Company's direction. In connection with such efforts, the Board initiated discussions with Lucent respecting the development and license of the Equipment.

In the course of November and December 2003, the Board and Lucent personnel discussed the terms relating to a possible transaction between the two companies. On or about December 21, 2003, Lucent's legal advisors first delivered proposed transaction documents to the Company, including the initial version of the proposed Development and Licensing Agreement. The management of the Company and the responsible personnel at Lucent, together with their respective legal counsel, then held extensive negotiations regarding the terms and conditions of the definitive agreements relating to the proposed Development and Licensing Agreement and exchanged several revised drafts of the agreement and ancillary documents.

From December 22, 2003 to January 6, 2004, the Company's Board held four meetings to discuss the status of negotiations with Lucent and the specific terms and conditions contained in the proposed Development and Licensing Agreement. The Company's legal advisors discussed with the Board the terms of the proposed transaction and the Board's duties with respect to consideration of the transaction. The Board discussed and considered the terms of the proposed transaction.

Based on its conclusions that the Transaction was advisable and in the best interests of the Stockholders, the Board unanimously voted to approve the Transaction, the Development and Licensing Agreement and the transactions contemplated thereby, and to recommend to the Stockholders to approve the Transaction.

                                 THE TRANSACTION

Set forth below is a brief description of the Equipment and details relating to the transactions contemplated under the Development and Licensing Agreement. In order to frame the description of the Equipment in its proper context, the Company is providing a brief overview of the principal dynamics of the telecommunications industry, followed by a description of the Equipment.

INDUSTRY OVERVIEW (TELECOMMUNICATIONS)

During the past several years, the amount of voice and data transmitted over communication networks has increased significantly. This growth is primarily attributed to the rapid growth and popularity of data intensive applications, such as Internet access, web hosting, real-time data backup, e-mail, video conferencing, multimedia file transfers and the movement of large blocks of stored data across networks. To meet this demand, communication service providers upgraded their communication networks to expand capacity, which greatly reduced transmission costs per bit. This cost reduction has, in turn, further increased the demand for and usage of communication networks, which has enabled the growth in voice and data traffic across networks.

This increased bandwidth created with broadband access has enabled users previously connecting at 28.8 Kbps, or up to 56 Kbps over their analog phone lines, to access the Internet at speeds of up to 1.5 Mbps, enabling voice, data, music, Internet based multiplayer gaming and video transfers over the Internet. Even in the current economic climate, the number of users and the use of digital voice, video, music and graphics has continued to increase due to affordable

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higher speed processors, the cost effectiveness of Fast Ethernet (100 Mbps)
networking, the emergence of affordable Gigabit Ethernet products and the standardization of the Internet as a form of communication for businesses and consumers.

EVOLUTION OF NETWORK INFRASTRUCTURE

Communication networks were originally designed to handle voice traffic. The infrastructure of existing prior generation, or legacy, networks consists of copper cabling along which voice communications are transmitted in the form of electronic signals. While copper cabling is generally a reliable transmission medium, its ability to transmit large volumes of data at high speed is limited, and it is prone to electromagnetic interference, or EMI, from nearby electronic equipment and other sources. EMI interferes with the transmission of a signal and degrades signal quality.

To overcome the limitations of the legacy copper cable infrastructure and meet increasing demand for high capacity and high-speed voice and data transmission, communication service providers are adopting optical fiber optic technology in their networks. Fiber optic technology involves the transmission of data over fiber optic cable via digital pulses of light, which allows for greater bandwidth over longer distances than copper cable and higher quality transmissions that are not subject to EMI.

Communication by means of light waves guided through glass fibers offers a number of advantages over conventional means of transmitting information through metallic conductors. Glass fibers carry significantly more information (bandwidth) than metallic conductors but, unlike metallic conductors, are not subject to electromagnetic or radio frequency interference. Signals of equal strength can be transmitted over much longer distances through optical fibers than through metallic conductors and require the use of fewer repeaters (devices which strengthen a signal). Furthermore, fiber-optic cables, which typically consist of numerous optical fibers encased in one or more plastic sheaths, are substantially smaller and lighter than metallic conductor cables of the same capacity, so they can be less expensive and more easily installed, particularly in limited conduit or duct spaces.

UTRA-BROADBAND ACCESS AND THE 'LAST MILE'

Given its superior bandwidth capability, ease of maintenance, improved data integrity and network reliability, fiber optic cable has become the communication medium of choice for wide-area networks and most metro service areas and is increasingly used for broadband network access applications. Today, high-speed connections operate at data transmission rates from 155 Mbps to 2.5 gigabits per second (Gbps) in metro service areas and up to 10 Gbps in long haul networks.

Regardless of the selected communications medium or data transmission rate, the movement of all voice and data traffic throughout the telecommunications network requires the use of software intensive communications protocols that govern how information is passed between network infrastructure equipment. Voice and data traffic is transported and switched using two principal types of switching techniques, circuit switching and packet switching, each employing different communications protocols. Ethernet refers to such a protocol for preparing and sending information from a computer to be sent into the outside world.

Circuit switching, the most common technique for transporting and switching ordinary telephone calls throughout the telecommunications network today, does not use bandwidth efficiently and is not easily scalable to handle significant increases in network data traffic. In response to increased voice and data traffic, service providers accelerated their deployment of

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network infrastructure equipment that employs packet switching techniques to use more efficiently the available bandwidth to accommodate voice and data traffic. Packet switching transports and switches voice and data traffic that has been segmented into individual frames, cells or packets across the network and reassembles the individual frames, cells or packets at their final destination. Service providers use multiple packet switching protocols, including frame relay (for frame transfer), asynchronous transfer mode (ATM) (for cell transfer), Internet protocol (IP) (for packet transfer), and multiprotocol label switching
(MPLS) (for frame, cell and/or packet transfer), in different communications applications. The telecommunications network, including the Internet, has evolved into a complex, hybrid series of digital and optical networks that connect individuals and businesses globally.

While the creation, storage, transmission and switching networks and technology have advanced significantly over the last decade, the bottle-neck that remains between multipoint users (home or office) and broadcast/server based distributors (ISPs or MSOs) is this Last Mile. The Equipment provides a solution to the widely discussed "last mile" problem, to wit a cost effective solution to bridging the gulf between users at home or work and the available information networks.

                          DESCRIPTION OF THE EQUIPMENT

Under the Development and Licensing Agreement, Lucent is to deliver to the Company design models of the following management and routing equipment:

(i) customer premise equipment designed to be located at the user's home or office to enable ultra-broadband access. This component will be referred to throughout as the "Residential Gateway 5200" or "RG 5200". (ii) distributed access switch designed to be located (at several points) on telephone poles or in the field, for purposes of routing data to the end user. This component will be referred to throughout as the "Polecat".
(iii) Gigabit Ethernet MPLS switch designed to be located at the Central Office/Head End of the service provider. This component will be referred to throughout as the "Jaguar"

Together, these three components are designed to provide the communication protocols, software and hardware to implement a service provider's "triple play" (voice, video and data) service package using Gigabit Ethernet access technology, as shown in Figure 1 below.

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                                [PICUTRE OMITTED]



FIGURE 1 represents the 'last mile' solution that the Equipment is intended to address. The Jaguar is the Gigabit Ethernet MPLS in the Central Office/Head End of the service provider. It allows the data to be properly taken off, and put on the communications networks in an aggregated form. Up stream it sends the packets of data, with the correct format and quality of service, to the desired destination of "The Global Network." Downstream it sends the data to a network of Polecats (located on telephone poles or in the field), which are a distributed switch that gets the data to the right user location, in the right format, with the right quality of service. The Polecat also acts as an aggregation point to get the individual data streams back up to the Central Office Switch on a single pipe with the appropriate communications header information to allow two way communication between "The Global Network" and the end user in a cost efficient and technologically manageable way. Finally, the downstream and upstream data is processed by the Residential Gateway 5200 (located at home or office) which enables the interoperability of the data coming off "The Global Network" in the form of voice, data, or video over Ethernet to be received by the communications devices in the home, such as PCs, phones, and TVs.

Lucent's development obligations under the Development and Licensing Agreement are discussed below.


           PRINCIPAL TERMS OF THE DEVELOPMENT AND LICENSING AGREEMENT

Set forth below is a summary of the principal terms of the Development and Licensing Agreement. The summary is qualified in its entirety by the Development and Licensing Agreement, a copy of which is attached hereto as Appendix A, which you should read in its entirety as it is the legally binding agreement.

DEVELOPMENT OF EQUIPMENT DESIGN MODELS; DELIVERY SCHEDULE


Under the Development and Licensing Agreement, Lucent is required to use reasonable commercial efforts, including the dedication of appropriate staff and facilities, to complete the development and testing of the Equipment design models (the "Development Project"). See "Description of the Equipment" above for a more detailed description of the intended operation of the Equipment.


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The Development and Licensing Agreement contemplates that the Company receive four (4) fully operational design models and manufacturing files of the RG5200 immediately following (and subject to) Stockholder approval of the Transaction; two (2) fully operational design models and manufacturing files of the Polecat by May 15, 2004; and two (2) fully operational design models and manufacturing files of the Jaguar by August 15, 2004. No assurance can however be provided that models of the Equipment will be delivered in accordance with the agreed upon schedule or will be delivered at all. See "Risk Factors."

The design models will be developed to specified technical design specifications and will meet specified technical testing and performance standards. The Development and Licensing Agreement contemplates that the Company will be able to commence the manufacture, production and sale of installable units from the design models.


STATUS OF THE EQUIPMENT

The design of each of the RG-5200 and the Polecat is substantially complete. These design models are currently undergoing extensive system level testing (to determine interoperability at the system level), regulatory compliance testing and manufacturing process related testing. The Jaguar is in the design stage and is currently undergoing performance modeling testing. Thereafter, the Jaguar design model will also undergo extensive system level testing, regulatory compliance testing and manufacturing process related testing.

It is contemplated that each of the RG-5200, the Polecat and the Jaguar will be comprised of off-the-shelf pre-existing hardware components (e.g. chips, components and connectors) and pre-existing software modules used by Lucent in its other product offerings. In addition, it may be necessary to develop software modules or modify existing ones for the Development Project.

The equipment design models being developed by Lucent under the development and licensing agreement represent prototypes being developed for first-time commercial use by the Company. As part of proof of concept trials, Lucent previously designed prototype units of the RG-5200 for internal testing. Prior to the work on the Development Project, no prototypes of either of the Polecat and the Jaguar were ever developed.

To the Company's best knowledge, based on discussions with Lucent personnel, there has been no commercial deployment by Lucent of any of the equipment or other products substantially similar to the Equipment.

Under the development and licensing agreement, Lucent is entitled to continue to use the pre-existing components and software in its product offerings. There are certain restrictions as to the use of the components being specifically created under the Development Project. See "License to Develop and Market the Equipment" and "Rights to Jointly Developed Technology."


The Company's business model contemplates that it will be marketing all of the three (3) units of the Equipment. However, the Company believes that each product can be marketed as a stand-alone product. For example, the RG5200 can be utilized with distribution switches from other vendors; the Polecat can be used as a general-purpose aggregation switch; and the Jaguar can be used as a standalone carrier-class Gigabit Ethernet switch with MPLS capability for applications other than FTTP. Additionally, the Company believes that the Equipment can interface with other vendors' equipment.

LICENSE TO DEVELOP AND MARKET THE EQUIPMENT

Under the Development and Licensing Agreement, subject to the payment by the Company to Lucent of the Payments (as defined below), the Company has a non-exclusive, worldwide and perpetual license to the Lucent patents incorporated in the Equipment and the deliverables from the Development Project to manufacture and market the Equipment and derivative products (hereinafter, the "Licensed Products"). Subject to certain standard restrictions, the Company is entitled to sublicense to third-parties rights to manufacture and sell the Licensed Products.

Lucent is not restricted from using pre-existing Lucent technologies or information that is incorporated in the Equipment. Lucent has agreed, through January 2014, not to use any new Joint Inventions (defined below) for the purpose of developing or selling any products that may directly compete with the Equipment.

RIGHTS TO JOINTLY DEVELOPED TECHNOLOGY

All technologies and information, including the object or source code, that are developed as direct result of the development efforts taken under the Development Project are jointly owned by Lucent and the Company (a "Joint Invention"). Lucent, however, is the sole owner of all pre-existing Lucent technologies incorporated in the Equipment.

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Lucent is entitled to first elect as to whether it desires to file a patent application in the United States with respect to a Joint Invention, if any. If Lucent foregoes the right to file such application, then the Company is so entitled to file a patent application. The party who files the patent application in the United States has the first right of election to file a corresponding patent application in each foreign country or, where applicable, a community of countries. The expenses for preparing, filing and prosecuting each application is to be borne by the party which prepares and files the application, except for filing fees and associated costs which are to be equally shared by Lucent and the Company. If either Lucent or the Company refuses to pay its share of the fees,

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then the refusing party is to assign its rights in the patent application to the other; provided however, that upon such assignment the assignee shall receive a royalty free license to exploit the patent.

Subject to each party's rights under the Development and Licensing Agreement, each of the Company and Lucent is entitled to grant non-exclusive licenses to third parties with respect to the Joint Inventions and related patents and to retain all royalties that it obtains in respect thereof.

CONSIDERATION PAYABLE BY THE COMPANY

In consideration for the development of the Equipment and Lucent's other obligations under the Development and Licensing Agreement, including its agreement to provide continuing technical and marketing assistance following the development of the Equipment (discussed below), the Company will pay to Lucent an aggregate of $3 million (the "Payments"), of which $100,000 was remitted upon signing of the Development and Licensing Agreement and is non-refundable. Upon (and subject to) approval of by the Stockholders of the Proposal, the Company will release to Lucent $1 million, which has been deposited into escrow pending Stockholder approval of the Transaction. Thereafter, from January through June 2004, the Company is obligated to pay to Lucent $50,000 a month. In respect of each of July and August 2004, the Company is required to pay to Lucent $250,000 per month. The above payments aggregate $1,900,000.


The last two final Payments of $500,000 and $600,000 are due, respectively, by December 2004 and March 2005; PROVIDED, that, if Lucent fails to deliver to the Company by September 1, 2004 design models of all of the Equipment, then the Company is entitled to delay each of these two last Payment by one year. Notwithstanding the foregoing, if the Company signs a revenue-generating contract valued at $10 million or more, then it will remit these Payments. Should Lucent not deliver all Equipment design models by November 15, 2004, then the Company shall have the right (but not the obligation) to withhold the last two payments and only if the Company exercises such right, then Lucent will not be required to continue with its development obligations under the agreement. Lucent's other obligations under the Development and Licensing Agreement, as well as the licenses granted to the Company thereunder, continue in full force and effect.

ROYALTIES / OTHER FEES

Under the Development and Licensing Agreement, Lucent is entitled to royalties of 3.2% of revenues, if any, received by the Company from the sale or license of the Equipment. Where Lucent has expended substantial sales efforts (the extent and amount of such sales efforts being subject to mutual agreement), then it is entitled to 7% of revenues received from such customer.


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ONE-TIME THIRD PARTY LICENSING FEES

The Company and Lucent agreed to share equally the payment of third party licensing fees, estimated at $220,000.

MALFUNCTION OF THE EQUIPMENT


The Equipment incorporates complex technologies and is designed to work with and be integrated with a prospective customer's network or overall communications infrastructure. Under the Development and Licensing Agreement, for a period of 12 months from the date of receipt by the Company of the design models, Lucent warrants to the Company that the Licensed Products duplicated from such design models and installed at a customer's facility will perform in accordance with an agreed upon performance standard, provided that the Licensed Products are in fact utilized in accordance with the accompanying instructions. If following installation at a customer's facility, the Licensed Products do not perform in accordance with the agreed upon technical performance specification, upon receipt of notice from the Company, Lucent is obligated to use its reasonable efforts on a full time basis to provide a resolution of any failure to meet such performance specification.

If, following installation of the Equipment at an ultimate customer's facility, a critical system component, network or application that is part of a Licensed Product is non-operational and the customer cannot continue to operate the Licensed Product, then, if Lucent is unable, within 90 days of the notice of such malfunction, to achieve resolve the malfunction, the Company shall have the right (but not the obligation) to withhold the last two Payments and, only if the Company exercises such right, then Lucent (i) is required to return such payments to Company (in the event that such Payments were in fact made) and (ii) will not be required to continue with its development obligations under the Development and Licensing Agreement. Lucent's other obligations under the Development and Licensing Agreement, as well as the licenses granted to the Company thereunder, continue in full force and effect.


RIGHTS TO TERMINATE THE DEVELOPMENT AND LICENSING AGREEMENT

Each of the Company and Lucent is entitled to terminate the Development and Licensing Agreement upon two months written notice should the other breach a material term of the agreement, so long as during such two month period the alleged breach shall not have been remedied, and, provided, further, that if the Payments have been timely made at the time of such purported breach, then the License shall continue in full force and effect, despite any termination of the Development and Licensing Agreement.

CLAIMS AS TO INFRINGEMENT OF A THIRD PARTY'S PATENT OR COPYRIGHT

The Equipment contains several technologies, some of which may be patent protected. The Company has not undertaken a patent or title search or conducted any due diligence with respect to the technologies incorporated in the Equipment. See "Risk Factors"

In the Development and Licensing Agreement, Lucent represents to the Company that it has not received any notice of a claim of infringement of a third party's patent, copyright or other proprietary right with respect to any of the technologies to be incorporated into the Equipment. However, unlike many technology license agreements similar to the Development and Licensing Agreement where the licensor indemnifies the licensee against all liabilities and damages (including attorneys fees) awarded to a third party in respect of a claim that the licensed technology breaches such third party's patent or other intellectual property right, Lucent will not be indemnifying the Company in the event of a third party claim that the Equipment, or any of the technologies incorporated therein, infringe a third party's patent or copyright or other intellectual property right.


Lucent has, however, agreed, that if any of the Equipment becomes the subject of a patent or copyright infringement, then Lucent may, at its option, obtain for the Company the right to use the allegedly infringing product or to re-engineer the product so that it is no longer infringing. If neither of these options are able to be accomplished by Lucent within a reasonable period of time, or if the use by the Company of the allegedly infringing product is prevented by permanent injunction, then the amounts (collectively, the "Infringement Costs") expended by the Company in securing such rights (to the extent that the Company shall then undertake any such efforts) shall be deductible from future amounts that may due Lucent under the Development and Licensing Agreement except for the Payments. However, if sales of the Equipment are permanently enjoined, then, unless revenues from sales or license of the Equipment shall have reached a critical mass prior to any such injunction, it is likely that the Company will have to bear the Infringing Costs. See "Risk Factors."


TECHNICAL AND MARKETING ASSISTANCE FOLLOWING COMPLETION OF THE DEVELOPMENT
PROJECT

Lucent has agreed to make available to the Company through January 2006 qualified personnel for up to an average of 80 hours a month to provide specified technical and marketing assistance, including interfacing with prospective customers of the Equipment and with prospective third party manufacturers and assisting with installation and testing of the Equipment.

Lucent and the Company have agreed to address at a future date the payment of travel and other out-of-pocket expenses incurred by Lucent in providing these services.

REGULATORY MATTERS

The market for telecommunications equipment is characterized by a significant number of laws, regulations and standards, both domestic and international, some of which are evolving as new technologies are deployed. See "Risk Factors."

Under the Development and Licensing Agreement, Lucent is required to obtain certain specified regulatory certifications and satisfy certain customer driven requirements (collectively, the "Certifications"). It is anticipated that the aggregate costs of these Certifications will be approximately $700,000 and is to be equally shared by Lucent and the Company.

The Company anticipates that the certification requirements will be detailed in the Equipment specification documents to be prepared by the Lucent team and that all certifications will be obtained by Lucent's engineering team. No assurance can be given that the Certifications will in fact be obtained. Failure to obtain the Certifications as contemplated under the Development and Licensing Agreement may have a material adverse effect on the Company's prospects and its proposed business.

For a more detailed discussion of the regulatory aspects of the Company proposed new business, see "Risk Factors."

ASSIGNMENT

Subject to thirty days notice and an assignee's agreement to assume all obligations under the Development and Licensing Agreement, following delivery to the Company of all Equipment, Lucent is entitled to assign to a third party all of its obligations and rights under the Development and Licensing Agreement.

Subject to thirty days notice and an assignee's agreement to assume all obligations under the Development and Licensing Agreement, the Company, following the first anniversary of the Development and Licensing Agreement, is entitled to assign to a third party all of its rights and obligations under the Development and Licensing Agreement.

NO POACHING OF EMPLOYEES

During the Development Period and a period of one (1) year thereafter, neither Lucent nor the Company shall employ any personnel of the other Party that are working on the Development Project. This restriction is not applicable where an employee was terminated or retired.

CO-BRANDING

Lucent has agreed to the use by the Company of the Lucent logo in connection with the sale and marketing of the Equipment. However, no assurance can be given that Lucent will not withdraw this right at a future date.

                               NO APPRAISAL RIGHTS

Under the Delaware General Corporation Law, holders of the Company's Common Stock are not entitled to appraisal rights in connection with the Transaction.

                                 SALES STRATEGY

The Company's current strategy anticipates that it will try to generate revenues from the sale or license of the Equipment. The current business plan contemplates that the initial targets will be telecommunications carriers, service providers, governments and municipalities around the globe.

The Company presently has no agreement with any carrier or other party respecting any revenue generating arrangement relating to the Equipment and no assurance can be provided that the Company will in fact be able to enter into such arrangements on terms that are commercially acceptable to it.

The Company's success in successfully concluding revenue generating agreements is premised on many factors that are presently beyond the Company's control, including, the successful integration of the Equipment with existing network systems of target markets. See "Risk Factors."


The Company presently has very limited marketing capabilities and financial resources and will not be able to effect its business plan without raising significant capital. The Company currently has no commitments respecting relating to such financing and no assurance can be provided that the Company will be successful in obtaining financing on commercially acceptable terms. See "Risk Factors."

                                  RISK FACTORS

Approval by the Stockholders of the Transaction, as well as the entry by the Company into the telecommunications equipment business, presents certain risks to the Company. Management has identified the principal risk factors associated therewith. It should be noted that the risk factors noted below are additional to the risk factors facing the Company and its securities identified in the Company's annual report on Form 10-K for the year ended December 31, 2002.

Stockholders should carefully consider each of the risk factors discussed below in deciding whether to vote for the approval of the Transaction.

UNDER THE TERMS OF THE DEVELOPMENT AND LICENSING AGREEMENT, THE COMPANY MAY PAY OUT UP TO $1.9 MILLION BEFORE RECEIVING FULLY OPERATIONAL DESIGN MODELS OF THE EQUIPMENT.

Under the Development and Licensing Agreement, Lucent has undertaken to exercise reasonable commercial efforts to develop (in accordance with agreed upon specifications) and deliver to the Company fully operational design models of the Equipment, beginning immediately following (and subject to) Stockholder approval of the Transaction; It is contemplated that all Equipment design packages are to be delivered by August 15, 2004. Subject to certain conditions, the Company is required to make Payments periodically in agreed upon amounts in an amount aggregating $1.9 million by specified dates. However, Lucent is not responsible for any unforeseen contingencies that may delay delivery dates. Accordingly, the Company may have paid out $1.9 million before receipt of design models of all, or any, of the Equipment. Late delivery or non-delivery of design packages of all of the Equipment may be an impediment to the conclusion by the Company of sales or licensing contracts.


No assurance can be provided that the Company will receive timely delivery of all of the Equipment design packages. Late delivery or non-delivery of all of the design packages as contemplated under the Development and Licensing Agreement could have a material adverse effect on the Company's prospects and its proposed business.


     UNDER THE DEVELOPMENT AND LICENSING AGREEMENT, LUCENT IS NOT PREVENTED FROM COMPETING WITH THE COMPANY.

Under the Development and Licensing Agreement, the Company has a non-exclusive, worldwide and perpetual license to develop and market the Equipment. Lucent has agreed, through January 2014, not to use technologies developed in the course of the Development Project for the purpose of developing or selling any products that may directly compete with the

Equipment. Lucent is not restricted from using pre-existing Lucent technologies or information contained in the Equipment. The Company can provide no assurance that Lucent will not in fact design, develop and market technologies or products that serve the same functionality as the Equipment. These products can effectively compete with the Company's proposed business. The Company cannot predict the ease with which Lucent would be able to develop and market products substantially similar in function or design to the Equipment. See "Description of the Equipment" and "Principal Terms of the Development and Licensing Agreement." If Lucent were to successfully develop and market such similar products, then the Company's prospects and proposed business would be materially adversely affected.


     THE COMPANY HAS NOT UNDERTAKEN A COMPREHENSIVE DUE DILIGENCE OF THE EQUIPMENT AND THE UNDERLYING TECHNOLOGIES.


The Company has not undertaken a comprehensive due diligence examination or study of the technologies contained in the Equipment, including, without limitation, an investigation as to proprietary title to the technologies being used. Under the Development and Licensing Agreement, the Company is receiving from Lucent limited warranties as to the performance of the Equipment. No assurance can be provided that the Equipment will operate as contemplated.


     NONE OF THE COMPANY'S PRINCIPALS HAS ANY SIGNIFICANT EXPERIENCE IN THE TELECOMMUNICATIONS FIELD.

None of the Company's principal officers or directors has any significant experience in the telecommunications field. The Board is actively considering and interviewing potential candidates with experience in the telecommunication equipment or services field to lead the Company as its Chief Executive Officer. No assurance can be provided that the Company will be successful in identifying and retaining such individual or individuals on commercially acceptable terms. The Company's failure to recruit an experienced management team could have a material adverse effect on the Company's prospects or proposed business.

     UNDER THE DEVELOPMENT AND LICENSING AGREEMENT, LUCENT IS NOT INDEMNIFYING THE COMPANY FOR THIRD-PARTY PATENT OR COPYRIGHT INFRINGEMENT CLAIMS.


The Equipment include various and complex technologies. While Lucent has represented to the Company that it has not received any notice of claim of infringement of any patent, copyright or other intellectual property right of a third party with reference to the technologies or other material or information included or to be incorporated into the Equipment, and that, to the best knowledge and belief of its employees actually involved in the work contemplated by Development Project such technologies or information or other materials do not infringe on any patent, copyright, or other proprietary rights of a third party, no assurance can be given that the Company will not be subject to intellectual property infringement claims that are costly to defend and that could limit the Company's ability to market and sell the Equipment or otherwise use the technologies included in such equipment. Lucent is under no obligation to indemnify the Company in the event of such suit. See "Principal Terms of the Development and Licensing Agreement - Claims as to Infringement of a Third Party Patent or Copyright." The Company did not perform a technical due diligence relating to the technologies included or to be included in the Equipment.


The telecommunications equipment field is characterized by significant patent infringement litigation. If Stockholders approve the Transaction, the Company could be subject to litigation alleging infringement of a third party's right. Litigation could be expensive, lengthy and disruptive to management's attention and detract resources from normal business operations. Adverse determinations could prevent the Company from manufacturing or selling the Equipment or any future derivative products. It may also subject the Company to significant liabilities and require that it seek licenses from third parties. In such case, no assurance can be furnished that licenses will be available on commercially reasonable terms, if at all, from any third party that asserts intellectual property claims against the Company. Any inability to obtain third party licenses required to manufacture or sell the Equipment or derivative products could materially adversely affect the Company's business and its prospects.

UNDER THE DEVELOPMENT AND LICENSING AGREEMENT, LUCENT IS REQUIRED TO FURNISH THE COMPANY WITH POST-DEVELOPMENT TECHNICAL, MARKETING AND SALES SERVICES ONLY THROUGH JANUARY 2006.

Under the Development and Licensing Agreement, Lucent is required to furnish to the Company designated technical, marketing and sales assistance only through January 2006 in an aggregate amount of 80 person-hours per month. No assurance can be provided that the Company will be successful in identifying an appropriate replacement on commercially reasonable terms if Lucent if Lucent does not furnish such services. The inability of the Company to find such replacement could materially adversely affect the Company's prospects and its business.

     THE COMPANY WILL NEED TO RAISE ADDITIONAL CAPITAL TO REALIZE ITS BUSINESS PLAN.


The Company had approximately $4 million in available cash as of September 30, 2003. As of the filing of this Proxy Statement, the Company believes that its available cash is approximately $1.7 million (not including the $1 million in escrow pending Stockholder approval, if any, of the Transaction). Under the Development and Licensing Agreement, the Company will be required to expend approximately $3.5 million for fully operational models of all of the Equipment, associated third party licensing fees and the obtaining of certain initial regulatory approvals. The Company will need to raise at least $2 million within the next 12 months in order to comply with its obligations under the Development and Licensing Agreement and to begin effecting its business plan as currently contemplated. These funds will be necessary to attract a Chief Executive Officer with industry experience and other qualified personnel, establish manufacturing arrangements, fulfill continuing obligations under the Development and Licensing Agreement, purchase inventory and provide working capital. The Company currently has no legally binding commitments from which it expects to raise the necessary cash resources and no assurance can be provided that the Company will be able to raise this amount on commercially acceptable terms. The inability to raise such cash will have a materially adverse effect on the Company's prospects and its proposed business.


Additionally, it is anticipated that any successful capital raise will result in substantial dilution to the existing Stockholders.

              LUCENT IS ENTITLED TO WITHDRAW THE RIGHT TO CO-BRAND.

Under a separate agreement entered into in connection with the Development and Licensing Agreement, the Company is entitled to co-brand the Equipment using the Lucent logo and to otherwise advise prospective customers that the underlying technology was developed by Lucent. Management believes that the Company's right to market the Equipment using the Lucent logo to be a material element of a successful business plan. However, the agreement specifying the Company's co-branding rights entitles Lucent, upon written notice, to terminate the co-branding rights if, in Lucent's sole discretion, the Company's continued use of the co-branding logo, adversely affects Lucent's rights to the mark. No assurance can be provided that Lucent will not elect at some future date to terminate the Company's use of the Lucent logo or the Company's ability to advertise the origins of the underlying technology. Lucent's withdrawal of the co-branding rights could have a material adverse effect on the Company's prospects and its proposed business.

     THE SUCCESS OF THE COMPANY, AT LEAST INITIALLY, WILL BE DEPENDENT TO A LARGE EXTENT ON LUCENT'S COOPERATION.


The Company's current business model projects that Lucent will assist the Company in identifying likely manufacturing sources and prospective customers. However, Lucent is under no obligation to furnish the Company with such assistance. Under the Development and Licensing Agreement, Lucent is entitled to royalties on revenues generated by the sale or license of the Licensed Products. Nonetheless, no assurance can be provided that Lucent will in fact be proactive in this regard or that the Company will be able to translate this assistance into revenues generating activities.


            THE COMPANY'S PROSPECTIVE MARKETS ARE HIGHLY COMPETITIVE.

The market for fiber optic subsystems and modules is highly competitive and the Company expects competition to intensify in the future. The Company's prospective primary competitors include Alcatel, Optical Solutions, Wave7, Riverstone and Huawei. The Company will also face indirect competition from public and private companies providing products that address the same fiber optic network problems that the Equipment are designed address. The development of alternative solutions to fiber optic transmission problems by competitors, particularly systems companies that also manufacture modules, could significantly limit the Company's prospective and harm its competitive position.

Many of potential competitors have longer operating histories, greater name recognition and significantly greater financial, technical, sales and marketing resources than the Company will have. As a result, these competitors are able to devote greater resources to the development, promotion, sale and support of their products. In addition, these entities have large market capitalization or cash reserves are in a much better position to acquire other companies in order to gain new technologies or products. In addition, many of the Company's competitors have much greater brand name recognition, more extensive customer bases, more developed distribution channels and broader product offerings than we do. These companies can use their broader customer bases and product offerings and adopt aggressive pricing policies to gain market share.


The Company expects competitors to introduce new and improved products with lower prices, and we will need to do the same to remain competitive. The Company may not be able to compete successfully against either current or future competitors with respect to new products.


     THE COMPANY MAY INVEST A SIGNIFICANT AMOUNT OF ITS RESOURCES TO DEVELOP, MARKET AND SELL THE EQUIPMENT AND MAY NOT REALIZE ANY RETURN ON THIS INVESTMENT.


If the Equipment does not quickly achieve market acceptance, it may become obsolete before enough revenue has been generated from the sales or license of these products to realize a sufficient return on investment. Furthermore, the rapidly changing technological environment in which the Company expects to operate if Stockholders approve the Transaction can require the frequent introduction of new products, resulting in short product lifecycles. Under the Development and Licensing Agreement, Lucent is not required to modernize or enhance the Equipment. If the Company incurs substantial development, sales, marketing and inventory expenses that it is unable to recover, and is unable to compensate for such expenses, the Company's prospects and proposed could be materially and adversely affected.


     IF STOCKHOLDERS APPROVE TRANSACTIONS, THE COMPANY WILL BE ENGAGED IN A HEAVILY REGULATED INDUSTRY.

The jurisdiction of the FCC extends to the entire communications industry, including potential customers for the Equipment. Future FCC regulations affecting the broadband access industry may harm the Company's new business. For example, FCC regulatory policies affecting the availability of data and Internet services may impede the penetration of the Equipment into certain markets or affect the prices that may be charged in such markets. In addition, international regulatory bodies are beginning to adopt standards and regulations for the broadband access industry. These domestic and foreign standards, laws and regulations address various aspects of Internet, telephony and broadband use, including issues relating to liability for information retrieved from or transmitted over the Internet, online context regulation, user privacy, taxation, consumer protection, security of data, access by law enforcement, tariffs, as well as intellectual property ownership, obscenity and libel. Changes in laws, standards and/or regulations, or judgments in favor of plaintiffs in lawsuits against service providers, e-commerce and other Internet companies, could adversely affect the development of e-commerce and other uses of the Internet. This, in turn, could directly or indirectly materially adversely impact the broadband telecommunications and data industry in which our customers operate. To the extent our customers are adversely affected by laws or regulations regarding their business, products or service offerings, this could result in a material and adverse effect on our business, financial condition and results of operations.

In addition, many of the Company's potential customers will require that our products be designed to interface with their customers' existing networks, each of which may have different specifications, utilize multiple protocol standards and contain multiple generations of products from different vendors. If our products cannot operate in such an environment, they may not achieve market acceptance and our ability to generate revenue would be seriously impaired.

           THE TELECOMMUNICATIONS EQUIPMENT MARKET IS HIGHLY CYCLICAL.

If Stockholders approve the Transaction, the Company will be engaged in the telecommunications equipment industry, which is cyclical and subject to rapid technological change. Recently, the industry has begun to emerge from a significant downturn characterized by diminished product demand, accelerated erosion of prices and excess production capacity. The current downturn and future downturns in the industry may be severe and prolonged. Future downturns in the telecommunications equipment industry, or any failure of this industry to fully recover from its recent downturn, could seriously impact the Company's proposed business plan and harm its prospects and proposed business. This industry also periodically experiences increased demand and production capacity constraints, which may affect the Company's ability to ship Equipment or other products in future periods.

AS THE COMPANY EXPECTS TO DEPEND UPON A SMALL NUMBER OF OUTSIDE CONTRACTORS TO MANUFACTURE THE EQUIPMENT, ITS OPERATIONS COULD BE DELAYED OR INTERRUPTED IF IT ENCOUNTERS PROBLEMS WITH ANY OF THESE CONTRACTORS.

The Company does not intend on establishing internal manufacturing capabilities, and expects to rely upon a small number of outside contractors to manufacture the Equipment and any future products that it may market. This reliance involves a number of risks, including the possible absence of adequate capacity and reduced control over component availability, delivery schedules, manufacturing yields and costs. If any of the Company's prospective manufacturers are unable or unwilling to continue manufacturing the Equipment or other products in required volumes and at high quality levels, the Company will have to identify, qualify and select acceptable alternative manufacturers. It is possible that an alternate source may not be available to the Company when needed or may not be in a position to satisfy production requirements at commercially reasonable prices and quality. Any significant interruption in manufacturing may require the Company to reduce the supply of products to its customers, which in turn could have a material adverse effect on customer relations, business, financial condition and results of operations.

     IF THE EQUIPMENT CONTAIN UNDETECTED SOFTWARE OR HARDWARE ERRORS, THE COMPANY COULD INCUR SIGNIFICANT UNEXPECTED EXPENSES AND LOST SALES.


The Equipment has not been deployed. As a result, the Company cannot be sure that the Equipment does not contain significant software or hardware errors that could only be detected when deployed in live networks that generate high amounts of voice and/or data traffic. Prospective customers may discover errors or defects in its products after broad deployment and as the customers' networks expand and are modified. Any defects or errors in the Equipment discovered in the future, or failures of prospective customers' networks, whether caused by the Equipment or those of another vendor, could result in loss of or delay in revenue, loss of market share and negative publicity regarding the Company's products. Any of these occurrences could have a material adverse effect on the Company's prospective business, results of operations and financial condition. To the extent that these problems arise after Lucent's obligations to provide support end, these problems may be more likely to have an adverse effect on the Company.

     THE COMPANY COULD BECOME SUBJECT TO LITIGATION REGARDING INTELLECTUAL PROPERTY RIGHTS THAT COULD SERIOUSLY HARM ITS BUSINESS.

The Company may be subject to intellectual property infringement claims that are costly to defend and could limit its ability to use some technologies in the future. There are no assurances that we will prevail in any such action, given the complex technical issues and inherent uncertainties of litigation.

Under the Development and Licensing Agreement, Lucent is not indemnifying the Company against any patent infringement claims. See "Principal Terms of the Development and Licensing Agreement."

IF NECESSARY LICENSES OF THIRD PARTY TECHNOLOGY ARE NOT AVAILABLE, OR ARE PROHIBITIVELY EXPENSIVE, THE COMPANY MAY BE UNABLE TO SATISFY PROSPECTIVE CUSTOMERS' EXPECTATIONS.

Periodically, the Company may be required to license technology from third parties to develop new products or product enhancements. These third-party licenses may be unavailable to the Company on commercially reasonable terms, if at all. The Company's inability to obtain necessary third-party licenses may force it to obtain substitute technology of lower quality or performance standards or at greater cost, any of which could seriously harm the competitiveness of its products and which would result in a material and adverse effect on the Company's business, financial condition and results of operations.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE TRANSACTION.

          STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

The following table sets forth certain information, as of the Record Date (except as otherwise disclosed in the footnotes to the table), concerning the ownership of the Common Stock by (a) each person who, to the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock, (b) each of the Company's directors and executive officers and (c) all current directors and executive officers of the Company as a group.


                                                      Number of Shares          Percent of
Name of Beneficial Owner (1)                        Beneficially Owned (2)   Common Stock (2)
Sam Brill, Chief Operating Officer and Director          250,000 (3)               1.5%


Juan Mendez, Director                                    1,163,626 (4)             7.0%


Richard Rosenblum, Director                                164,406 (5)             1.0%

Daniel C. Stein, former Chief Executive Officer               -    (6)               *

Yokim Asset Management Corp.                             1,635,468 (7)             9.9%

Ronald Durando                                           1,620,000 (8)             9.85%

Puritan LLC                                              1,533,334 (9)             9.3%

Melton Management Limited                                1,405,275 (10)            8.5%

All directors and executive officers as

a group(3 persons)                                       1,578,032                 9.3%


* Indicates less than 1%.

(1) Unless otherwise indicated, the address of each person listed is c/o TTR Technologies, Inc., 4424 16th Avenue, Brooklyn, New York 11204.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days of the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such options or warrants. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

(3) Represents shares of Common Stock issuable upon the exercise of currently exercisable employee stock options issued under the Company's 2000 Equity Incentive Plan.


(4) Includes (i) 999,220 shares of Common Stock and (ii) 164,406 shares of Common Stock issuable upon exercise of currently exercisable non-plan options. The foregoing is based on the Schedule 13D filed by the stockholder on February 11, 2004.


(5) Represents shares of Common Stock issuable upon exercise of currently exercisable non-plan options.

(6) Mr. Stein served as the Company's Chief Executive Officer and a director from May 2, 2002 through his resignation from all positions held with the Company on October 10, 2003.

(7) The address of such person is Akara Building, 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands. The foregoing is based on a
Schedule 13D (Amended) filed by the stockholder on June 30, 2003.

(8) The address of such person is 43 Alexander Avenue, Nutley, New Jersey 07110. The foregoing is based on a Schedule 13G filed by the stockholder on January 26, 2004.

(9) The stockholder is a limited liability company. The address of such person is 314 McDonald Avenue, Brooklyn, New York 11218. The foregoing is based on a
Schedule 13D filed by the stockholder on August 14, 2003.

(10) The address of such person is P.O. Box 3161, Road Town, Tortola, British Virgin Islands. The foregoing is based on a Schedule 13G filed by the stockholder on October 8, 2003.

                                NO OTHER MATTERS

Under the Company's Bylaws, no other matter can be presented for consideration at the Special Meeting.

                              STOCKHOLDER PROPOSALS


Under the rules of the SEC, proposals intended to be presented to at the 2004 annual meeting of the Company's Stockholders must be made in accordance with the by-laws of the Company and received by the Company, at its principal executive offices, for inclusion in the Company's proxy statement for that meeting, no later than March 31, 2004. The Company's Board will review any stockholder proposals that are filed as required.


                               PROXY SOLICITATION

The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This Proxy Statement incorporates by reference the materials and information contained in the following:

(i) Annual Report on Form 10-K for the fiscal year ended December 31, 2002 including audited financial statements;

(ii) Quarterly Report on Form 10-Q for the quarter ended September 30, 2003;

(iii) Current Report on Form 8-K filed on January 14, 2004; and


(iv) Current Report on Form 8-K filed on January 29, 2004.

         In addition, any subsequent documents that the Company may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the special meeting are incorporated herein by reference. Any statement contained in an incorporated document should be considered modified by more current information provided in this Proxy Statement.


                       WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and special reports, proxy statements, and other information with the United States Securities and Exchange Commission (the "SEC"). The Company's Common Stock is traded under the symbol "TTRE" on the over-the-counter Bulletin Board Market. You may read and copy any document filed by the company at the SEC's public reference facilities or on the SEC's website at http://www.sec.gov, as discussed in more detail below.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

If you have additional questions about the Transaction, you should contact:

Sam Brill TTR Technologies, Inc.

                              4424 Sixteenth Avenue
                               Brooklyn, NY 11204
                               Phone: 718-851-2881
                                Fax: 212-202-4414

                            By order of the Board of
                                   Directors,

                                   Sam Brill,
                             Chief Operating Officer


February 12, 2004

                             TTR TECHNOLOGIES, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

                                  MARCH 4, 2004

The undersigned hereby constitutes and appoints SAM BRILL AND JUAN MENDEZ, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all the shares of common stock, par value $.001 per share, of TTR TECHNOLOGIES, INC. (the "Company") that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Special Meeting of Stockholders of the Company, to be held on March 4, 2004, and at any adjournment thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

PROPOSAL TO APPROVE THE TRANSACTIONS CONTEMPLATED BY THE DEVELOPMENT AND LICENSING AGREEMENT DATED AS OF JANUARY 6, 2004, AS AMENDED, WITH LUCENT TECHNOLOGIES, INC.


|_| FOR |_| AGAINST |_| ABSTAIN


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposal to approve the transactions.

The undersigned acknowledges receipt of the accompanying Proxy Statement dated February 12, 2004.


Dated: __________________, 2004

                           SIGNATURE OF SHAREHOLDER(S)

                           (When signing as attorney,
                               trustee, executor,
                            administrator, guardian,
                         corporate officer, etc., please
                          give full title. If more than
                          one trustee, all should sign.
                             Joint owners must each
                                     sign.)

                          Please date and sign exactly
                             as name appears above.

                          I plan |_| I do not plan |_|
                         to attend the Special Meeting.

                                     ANNEX A



                        DEVELOPMENT & LICENSING AGREEMENT

                                     between

                            LUCENT TECHNOLOGIES INC.

                                       and

                             TTR TECHNOLOGIES, INC.

                         Effective as of January 6, 2003



RELATING TO ETHERNET FIBER TO THE HOME (EFTTH)

                        DEVELOPMENT & LICENSING AGREEMENT

THIS DEVELOPMENT & LICENSING AGREEMENT ("Agreement"), effective as of the date the last Party signs this Agreement ("Effective Date"), is made by and between Lucent Technologies Inc., a Delaware corporation, with offices located at 600 Mountain Avenue, Murray Hill, New Jersey 07974-0636 ("Lucent") and TTR Technologies, Inc., a New York corporation, with offices located at 4424 Sixteenth Avenue, Brooklyn, New York 11204 ("Company"). Lucent and Company are sometimes referred to herein individually as a "Party" and collectively as the "Parties". The Parties agree as follows:*

WHEREAS the Parties and Axiotel Incorporated entered in December 2003 into an assignment of certain Development Agreements dated May 2003 between Axiotel and Lucent ("Axiotel Agreements") whereby Axiotel assigned all of its rights and obligations to the Company, and

WHEREAS the Parties wish to replace the Axiotel Agreements in accordance with the terms of this Agreement,

It is hereby agreed as follows:

The Axiotel Agreements are herby replaced in total by this Agreement, and the Axiotel Agreements shall be of no further force or effect.

                                    ARTICLE I
                               DEVELOPMENT PROJECT

Lucent shall, during the Development Period, use its reasonable commercial efforts, including, without limitation, the dedication of staff, facilities and equipment, to perform the Development Project described in Appendixes C1-C3, and to provide the Deliverables to Company. Representatives for Lucent and Company shall meet as needed, either in person or by telephone, to evaluate and discuss the progress of the Development Project. The parties may, from time to time, agree upon additional statements of work that will likewise be appended to and become a part of this Agreement. In the event that either party requests access to facilities, sites, data processing and learning centers of the other Party, such access will be granted at the option of the Parties, subject to the provisions of Section 9.01.

* Any term in capital letters which is defined in Appendix A - Definitions shall have the meaning specified therein.

                                   ARTICLE II
INTELLECTUAL PROPERTY

2.01  EXISTING INTELLECTUAL PROPERTY

      Except as provided in Section 2.04 and 2.05 below, all right, title and interest in and to inventions, patents, works of authorship including software, trade secrets, know-how or any other intellectual property existing prior to the Effective Date of this Agreement shall remain vested in the Party which owns it immediately prior to the Effective Date.

2.02 RIGHTS IN DEVELOPED INFORMATION

(a) Except as specifically provided otherwise in this Agreement, all information (including Code) created by employees, contractors, consultants or agents of either Party during the Development Period and as a direct result of work performed under this Agreement, which information is necessary to enable Company to make or have made Licensed Products, whether the information is created solely by employees, contractors, consultants or agents of one Party or jointly by a contribution from employees, contractors, consultants or agents of both parties, shall be termed "Developed Information". Notwithstanding the preceding sentence, Developed Information shall not include Company Information that is contained in any Developed Information. Company shall retain all right, title and interest in and to the portion of Company Information defined in the preceding sentence, subject to the license set forth in Section 2.08. Likewise, notwithstanding the third last sentence, Developed Information shall not include Lucent Information that is contained in any Developed Information. Lucent shall retain all right, title and interest in and to the portion of the Lucent Information defined in the preceding sentence, subject to the license set forth in Sections 2.04 and 2.05.

(b) Subject to the confidentiality provisions set forth in Section 6.01, and subject to the restrictions on use by Lucent of Developed Information as set forth in Section 2.06, Developed Information shall be jointly owned by the Parties. Any invention (a "Joint Invention") that is first conceived or first actually reduced to practice during the Development Project (a) made solely by one or more of Lucent's employees, contractors, consultants or agents working on the Development Project, or (b) made solely by one or more of Company's employees, contractors, consultants or agents working on the Development Project or (c) made by one or more of Lucent's employees, contractors, consultants or agents working on the Development Project jointly with one or more of Company's employees, contractors, consultants or agents, shall likewise be jointly owned by the Parties.

2.03 PROTECTION OF JOINT INVENTIONS

The following provisions shall apply only with respect to any Joint Invention:

(A) Lucent shall have the first right to file a patent application in the United States on such Joint Invention and it shall notify

Company whether it elects to file such application either before or at the time the development project is complete. It is understood and agreed that Developed Information may be included in such patent application, if necessary and appropriate.

(B) Company shall have the right to file a patent application in the United States on such Joint Invention in any case in which Lucent does not elect to file pursuant to Section 2.03(A) hereof. It is understood and agreed that Developed Information may be included in such patent application, if necessary and appropriate.

(C) The Party that elects to file a patent application on such Joint Invention in the United States shall have the first right of election to file a corresponding patent application in each foreign country or, where applicable, community of countries. Such Party shall notify the other Party of those foreign countries, if any, in which it elects to file such patent applications. The other Party shall have the right to file patent applications on such Joint Inventions in all other foreign countries.

(D) The expenses for preparing, filing and prosecuting each application, and for issue of the respective patents, shall be borne by the Party which prepares and files the application, except that expenses associated with official patent office fees, taxes, annuities and translation costs, if applicable, shall be equally divided between Lucent and Company, and paid as specified in Section 2.03(E). The other Party shall have the right to review and comment on each such application prior to its filing, and shall furnish the filing Party with all documents, information, or other assistance that may be necessary for the preparation, filing and prosecution of each such application.

(E) In the case of an application for patent that is filed in a country that requires the translation of the application or payment of taxes, maintenance fees or annuities on a pending application or on an issued patent, the Party that files the application shall pay such taxes, maintenance fees or annuities on the pending application or the issued patent and shall invoice the other Party for one-half (1/2) of all such expenses, which shall be payable by the other Party within thirty (30) days of the invoice.

(F) In the event that a Party does not wish to pay its share of expenses associated with a patent application or an issued patent in any country as specified in Section 2.03(D), such Party shall notify the other Party in writing of its refusal to share in such expenses, and shall assign all its right, title and interest in such patent application or issued patent in such country to the other Party, subject to existing licenses and rights granted by such Party to third parties. Concurrent with the execution by such Party of all necessary documents associated with such an assignment, the other Party shall grant to the Party and its Subsidiaries a perpetual, non-transferable, nonexclusive, royalty-free, licenses (with no sublicensing rights) under such patent application or issued patent to make, have made, use, lease, sell, offer for sale and import. Such licenses shall be for any and all products and services of the kinds furnished or used in the operation of the Party's and its Subsidiaries' businesses.

(G) Subject to the provisions of Section 2.03(F), the Parties shall each have an equal title interest in each application and patent for such Joint Inventions, with Company holding an undivided one-half (1/2) interest and Lucent holding an undivided one-half (1/2) interest.

(H) Subject to the provisions of Section 2.03(F), each Party shall have the right to grant nonexclusive licenses under applications and patents covering such Joint Inventions, and each Party hereby consents to the granting of such licenses by the other Party. Each Party shall have the right to retain all royalties that it receives for granting licenses, without accounting therefore to the other Party.

(I) Any license by Lucent to third parties under Section 2.03 (H) that is restricted solely to and specifically identifies patents covering Joint Inventions, shall provide for the restrictions contained in Section 2.06. Notwithstanding the preceding sentence, Lucent shall not be restricted under this Section to otherwise license patents covering such Joint Inventions, including licensing of patents covering such Joint Inventions in connection with licensing of Lucent's entire patent portfolio.

2.04 LICENSES TO DELIVERABLES

(a) Subject to the Company's timely remittance of the Payments (as described in Appendix B) and the Royalties, Lucent hereby grants to Company

(i) a non-exclusive worldwide irrevocable perpetual license

to use, copy or modify any Deliverable (i) for the purpose of conducting the Development Project (ii) for the development and manufacture of Licensed Products by Company in the factories of Company, or by contract manufacturers for Company, and (iii) for the sale or lease of Licensed Products by Company. In the event that Licensed Products are manufactured by contract manufacturers for Company, Company agrees to include in its contractual arrangements with such contract manufacturers, provisions that enable auditing to assure that Lucent receives the royalties contemplated by this Agreement (the "License").

Provided, however, that in the event of dispute respecting payment of Royalties, the License shall in no event be revocable or subject to an injunction, without derogating from Lucent's other remedies under this Agreement or at law.

(b) Subject to the Company's timely remittance of the Payments (as described in Appendix B) and the Royalties, Lucent hereby grants to Company

(i) a personal, nontransferable and nonexclusive right to sublicense the Deliverables (but not, in any event, Lucent Patents) to third parties solely for the purpose of manufacturing and selling Licensed Products, provided that Company obtains agreement in writing from such third party, before or at the time of furnishing any portion of Deliverables, that:

(1) only a personal, nontransferable and nonexclusive right to use Deliverables is granted to such third party;

(2) no ownership interest in Deliverables is transferred to such third party;

(3) such third party will not copy Deliverables except as necessary to use such Deliverables for manufacture of Licensed Products and for backup and archive purposes in connection with such use;

(4) if a third party's right-to-use is terminated for any reason, such third party will either destroy or return all copies of Deliverables in its possession;

(5) such third party will not transfer Deliverables to any other party except as authorized by Company;

(6) such third party will not export or re-export Deliverables without the appropriate United States and/or foreign government licenses;

(7) if Deliverables is provided only in object code form, such third party will not reverse compile or disassemble same;

(8) Lucent does not warrant to the third Party Deliverables, does not assume any liability regarding Deliverables to the third party and does not undertake to furnish any support or information regarding Deliverables to the third party; and

(9) Company and/or Lucent shall have the right to audit the books and records of such third party to determine the number of Licensed Products manufactured using Deliverables and to otherwise insure compliance with the terms of the agreement permitted hereby.

(ii) to use Deliverables without fee solely for testing systems that are to be delivered to customers and for demonstrating Licensed Products to prospective customers.

(iii) Company shall use its reasonable commercial efforts to enforce the agreements with customers specified in this Section 2.04(b). Such agreement shall provide that Lucent shall be a third party beneficiary of any such agreements. On request, Company will provide Lucent with copies of all such agreements, and provide Lucent with results of any audits conducted to assure compliance with such agreements.

(iv) Each portion of Deliverables shall include an appropriate copyright notice. Such copyright notice may be the copyright notice or notices appearing in or on the corresponding portions of Deliverables as provided by Lucent to Company or, if Company makes copyrightable changes in developing Deliverables, Company's copyright notice.

2.05 PATENT LICENSE

(a) Subject to the Company's timely remittance of the Payments, Lucent hereby grants to Company a non-transferable (except as provided in section 9.06), worldwide, irrevocable, perpetual and non-exclusive license to use Lucent Patents (i) for the purpose of conducting the Development Project, (ii) for the development and manufacture of Licensed Products by Company in the factories of Company, or by contract manufacturers for Company, and (iii) for the sale or lease of Licensed Products by Company (the "Patent License"). Company may not sublicense its rights under the Patent License.

(b) Patent Licenses granted herein to Company are not to be construed either (i) as consent by Lucent to any act which may be performed by Company, except to the extent impacted by a patent licensed herein to Company, or (ii) to include licenses to contributorily infringe or induce infringement under U.S. law or a foreign equivalent thereof.

Provided, however, that in the event of dispute respecting payment of Royalties, the Patent License shall in no event be revocable or subject to an injunction, without derogating from Lucent's other remedies under this Agreement or at law.

2.06 RESTRICTIONS ON LUCENT USE OF DEVELOPED INFORMATION

Lucent shall not, prior to the expiration of the Exclusivity Period, (a) use any Developed Information for the purpose of developing, making or selling any product that directly competes or accomplishes substantially the same design purpose as the Licensed Products, or (b) enter into any license to or other agreement or arrangement with any individual or entity that involves any Developed Information that does not prohibit such individual or entity from using any Developed Information, prior to the expiration of the Exclusivity Period, for the purpose of developing, making, having made, selling or leasing any product that performs substantially the same functions as the Licensed Products.

2.07 CO-BRANDING. The Parties shall forthwith enter into the Co-Branding Agreement attached hereto as Appendix D for use of the Lucent logo and slogan `Technology by Lucent Technologies' for Licensed Products.

2.08 Subject to the provisions of this Agreement, Company hereby grants to Lucent a non-exclusive, personal, royalty-free and non-transferable license (a) to use Company Information and (b) under all intellectual property rights owned by Company, which are necessary for performing the Development Project or furnishing Deliverables pursuant to this Agreement.

2.09 NO OTHER LICENSES

(a) Except as set forth in Section 2.07, no right is granted herein to either Party to use any identification (such as, but not limited to, trade names, trademarks, service marks or symbols, and abbreviations, contractions or simulations thereof) owned by or used to identify the other Party or any of its Subsidiaries or any of its or their products, services or organizations, and that, with respect to the subject matter of this Agreement, each Party agrees it will not without the express written permission of the other Party (i) use any such identification in advertising, publicity, packaging, labeling or in any other manner to identify itself or any of its products, services or organizations; or (ii) represent directly or indirectly that any product, service or organization of the receiving Party is a product, service or organization of the other Party or any of its Subsidiaries, or that any product or service of such Party is made in accordance with or utilizes any information of the other Party or any of its Subsidiaries.

Except as expressly set forth in Article II, no other right or license is either granted or implied by either party to the other with respect to any technical or business information, or with respect to rights in any patents, trademarks, copyrights, trade secrets, mask work protection rights, and other intellectual property.

2.10 THIRD PARTY SOFTWARE LICENSE FEES(a) One-time software license fees specifically related to development of the Licensed Products up to the amount of $220,000 will be paid equally by both Parties on a timely basis.

(b) Software license fees applicable to software used by Lucent for research and development and not necessarily directly related to development of Licensed Products performed in accordance with this Agreement shall be the responsibility of Lucent.

(c) Any per unit software license fee for Licensed Product will be the responsibility of the Company.

                                   ARTICLE III
                                   ACCEPTANCE

3.01 LAB ACCEPTANCE. Initial acceptance of Initial Licensed Products shall be in accordance with the procedures in Appendixes C1-C3.

3.02 FIELD ACCEPTANCE. (a) For a period of twelve months from the date of receipt by the Company of a Deliverable, the Initial Licensed Product that corresponds to that Deliverable and that is installed in the field, will perform in accordance with the functionality, quality, reliability and performance set forth in Appendixes C1-C3 ("Performance Standard")(excluding inconsequential defects), provided the Initial Licensed Product is properly used as set forth in the applicable documents in the Deliverable. Lucent shall not be responsible to provide a Resolution with respect to malfunctions or errors caused by failure to follow installation, operation or maintenance instructions, repair or modification to the Licensed Products not authorized by Lucent, abuse, misuse or negligent acts, or a combination of the License Products with products not authorized for use with Licensed Products or manufacturing defects or errors. Lucent shall not be liable for loss of data, loss of computer time, any direct damages or any indirect or consequential damages or for the Resolution of errors resulting from Initial License Product incorrectly used. In the event the Company calls upon Lucent under this Section 3.02 to correct an error and Lucent determines after investigation that the Initial Licensed Product is performing as described in the Performance Standard or that the malfunction is due to faulty manufacturing, then the hours Lucent expended during such investigation shall be deducted from the hourly commitment under Section 8.01,

(b) Lucent shall use its reasonable efforts on a full time basis to provide a Resolution of any failure to meet Performance Standard upon receipt of notice from Company of such occurrence.

"Resolution" means formulation (including on-site attendance where necessary) and development of answers, advice and opinion for and of circumvention, fixes, work-around and how-to assistance. Lucent shall not be responsible for replacement of hardware nor fixing hardware problem(s) on a mass basis. Problems shall be considered resolved when corrective actions resume the normal performance of a feature or function or is mutually agreed to be "working as designed".

(c) In the event that a critical system component, network or application that is part of a Licensed Product is non-operational and the customer cannot continue to operate the Licensed Product, or in the event that a system, network or critical application that is part of the Licensed Product exhibits a problem that seriously degrades system or application operations, then, if Lucent is unable, within 90 days of the notice of such error or malfunction, to achieve Resolution, the Company shall (i) not be obligated to make any further Payments, and (ii) if any of the last two Payments have been made Lucent shall refund the same to the Company. Lucent shall be entitled to keep all other Payments previously made by Company and Lucent's obligations under Article I (including, without limitation, all obligations with respect to further work in furtherance of the Development Project) shall cease. All other provisions of the Agreement shall remain in full force and effect.

                                   ARTICLE IV
                               FEES AND ROYALTIES

4.01 DEVELOPMENT, LICENSE AND SUPPORT FEE

(a) Company shall pay to Lucent a fee in respect to its obligations hereunder the total amount of Three Million (U.S. $ 3,000,000) U.S. Dollars, to be paid by Company to Lucent as follows:

(i) One Hundred Thousand ($100,000.00) U.S. Dollars shall be paid by Company concurrently upon execution of this Agreement;

(ii) One Million ($1,000,000) U.S. Dollars shall be paid by Company into Escrow subject to the terms of the Escrow Agreement attached hereto at the time of execution of this Agreement; and

(iii) One Million Nine Hundred Thousand ($1,900,000) U.S. Dollars shall be paid by Company to Lucent as provided in the SCHEDULE OF TECHNOLOGY DELIVERY in Appendix B.

The amount in Section 4.01(a)(ii) shall be apportioned by Lucent as follows:

(i) $250,000 shall be attributed to the Patent License, and
(ii) the balance shall be attributed to the License and Lucent's development and support activities contemplated by this Agreement.

(b) Money in Escrow shall be held in accordance with the Escrow Agreement attached hereto as Appendix E. In the event that the Company is unable within sixty (60) days from Effective Date to (i) obtain shareholder approval or (ii) does not wave such shareholder approval,, then this Agreement shall be null and void, any confidential information exchanged shall be returned to the disclosing party, the payment made under Section 4.01(a)(i) shall be retained by Lucent, and the moneys held is escrow shall be disbursed in accordance with the Escrow Agreement.

4.02 Royalties & Fees

(a) In further consideration of the rights and licenses granted under this Agreement by Lucent to Company and Lucent's obligations hereunder, Company agrees to pay royalties ("Royalty") to Lucent, in accordance with Section 3.03, as a percent of Revenue as the Parties shall agree upon. Royalties shall be apportioned by Lucent as follows: 1% shall be attributed to the Patent License; and the balance shall be attributed to the License.

(b) In addition to the royalties set forth in Section 3.02(a), Company shall pay Lucent a commission as a percent of Revenue to be agreed upon ("Fees") with respect to sales of Licensed Products made to customers as a result of substantial sales effort provided of Lucent. It is understood and agreed that Lucent and Company will agree, from time to time, on the amount and extent of such sales effort, if any, to be undertaken by Lucent.

(c) Amounts paid by Company to Lucent under this Agreement shall not be creditable toward any fees (i) payable under any agreement between Lucent and any purchaser or user of Licensed Products, or (ii) otherwise due to Lucent as a result to the sale or use of Licensed Products by any third party.

(d) For Licensed Products that are sold to Lucent as a result of an OEM agreement between Company and Lucent or any of its subsidiaries, no Royalty payments will be payable to Lucent under this Agreement.

4.03 PAYMENTS AND RECORDS

(a) Payments to Lucent shall be made in United States dollars to the address specified in Section 9.04. The payments set forth in Section 3.02 shall be reportable and payable within thirty (30) days after the end of each quarterly period ending on March 31st, June 30th, September 30th or December 31st, Company shall furnish to Lucent a statement, certified by an authorized representative of Company, identifying in a reasonable manner the number of units of Licensed Products that were subject to Royalty or Fee during such quarterly period, and the amount payable to Lucent pursuant to Section 3.02. If there are no such Royalty or Fees, that fact shall be shown on such statement.

(b) Company shall keep full, clear and accurate records of units of Licensed Products. Company shall furnish whatever additional information Lucent may reasonably request from time to time to enable Lucent to ascertain the amounts of royalty fees payable pursuant hereto.

(c) Lucent shall have the right to make an examination and audit during normal business hours, not more frequently than annually and subject to prior clearance and coordination with the Company, of all records kept pursuant to this Section
4.03 by Company and such other records and accounts as may under recognized accounting practices contain information bearing upon the amounts of fees payable to Lucent under this Agreement. Prompt adjustment shall be made by the proper party to compensate for any errors or omissions disclosed by such examination or audit. Neither such right to examine and audit nor the right to receive such adjustment shall be affected by any statement to the contrary appearing on checks or otherwise unless such statement appears in a letter signed by the party having such right expressly waiving such right and such letter is delivered to the other party. If such audit discloses a reported error of ten percent (10%) or greater with respect to the reported sums paid to Lucent by Company during the applicable period subject to such audit, Company shall fully reimburse Lucent, promptly upon demand, for the reasonable fees and disbursements for completing such audit. Otherwise, Lucent shall be responsible for the cost of each such audit.

Overdue payments shall be subject to a late payment charge calculated at an annual rate of one percent (1%) over the prime rate (as posted in New York City during delinquency). If the amount of such late payment charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum amount.

4.04 TAXES

(a) Company shall bear all taxes, duties, levies and similar charges (and any related interest and penalties), however designated, imposed as a result of the existence or operation of this Agreement, except (i) any net income tax imposed upon Lucent in a jurisdiction other than the United States if such tax is allowable as a credit against the United States income taxes of Lucent; and (ii) any net income tax imposed upon Lucent by the United States or any governmental entity within the United States (the fifty (50) states and the District of Columbia).

(b) If Company is required to bear a tax, duty, levy or similar charge pursuant to (a) above, Company shall pay such tax, duty, levy or similar charge and any additional amounts as are necessary to ensure that the net amounts received by Lucent hereunder after all such payments or withholdings equal the amounts to which Lucent is otherwise entitled under this Agreement as if such tax, duty, levy or similar charge did not apply.

ARTICLE V - TERM AND TERMINATION

                              TERM AND TERMINATION

5.01 TERMINATION

Subject to termination provisions otherwise set forth in this Agreement:

(a) In the event of any material breach of this Agreement by Company, Lucent may, in addition to any other remedies that it may have, at any time terminate this Agreement by not less than two (2) months written notice to Company specifying any such breach, unless within the period of such notice all breaches specified therein shall have been remedied, provided however that if Payments have been timely made to date of termination then License and Patent License shall continue as per their grants, and Sections 4.02 and 4.03 (as well as the other provisions enumerated in Section 5.02) shall continue in full force and effect.

(b) In the event of any material breach of this Agreement by Lucent or its Subsidiaries, Company may, in addition to any other remedies that Company may have, at any time terminate this Agreement by not less than two (2) months written notice to Lucent specifying any such breach, unless within the period of such notice all breaches specified therein shall have been remedied, provided however that the License and Patent License shall continue as per their grants and Sections 4.02 and 4.03 (as well as the other provisions enumerated in Section 5.02) shall continue in full force and affect.

5.02 SURVIVAL

The rights and obligations of Lucent and Company in Sections 2.02 through 2.06, Sections 4.02, 4.03 and 4.04, Article VI, Section 7.02 and Article IX (except
Section 9.06) shall survive and continue after any such termination of this Agreement.



                                   ARTICLE VI
PROTECTION OF INFORMATION

6.01  LUCENT AND COMPANY CONFIDENTIAL INFORMATION

(a)   Company and Lucent agree that:

      (i) Company will not use any of Lucent Information, and that Lucent will not use any of Company Information except as authorized herein;

      (ii) Company shall hold all of Lucent Information and Lucent shall hold all of Company Information in confidence, and neither Party shall make any disclosure of any or all of such other Party's information to anyone, except to its employees, contractors, consultants and agents who have a need to know, and to any others to whom such disclosure may be expressly authorized hereunder and is necessary to implement the use authorized hereunder, and that each Party shall appropriately notify each person to whom any such disclosure is made that such disclosure is made in confidence and shall be kept in confidence by such person, and each Party shall keep a list of each person to who any such disclosure is made;

      (iii) the receiving Party will not, without the disclosing Party's express written permission, reverse engineer any of the furnished Lucent Information or Company Information;

      (iv) the receiving Party will not, without the disclosing Party's express written permission, make or have made, or permit to be made, more copies of any of the furnished Lucent Information or Company Information than are necessary for its use hereunder, and that each such copy shall contain the same proprietary notices or legends that appear on the furnished Lucent Information or Company Information being copied;

      (v) all of Lucent Information shall remain the property of Lucent, and upon termination of this Agreement, Company shall, at Lucent's written request, immediately cease all use of Lucent Information and shall, as directed by Lucent, promptly destroy or deliver to Lucent each and every part specified by Lucent of Lucent Information then under Company or its Subsidiaries' control;

      (vi) all of Company Information shall remain the property of Company, and upon termination of this Agreement , Lucent shall, at Company written request, immediately cease all use of Company Information and shall, as directed by Company, promptly destroy or deliver to Company each and every part specified by Company of Company Information then under Lucent's or its Subsidiaries' control; and

      (vii) if this Agreement is terminated by a Party for breach prior to Acceptance set forth in Appendixes C1-C3, then: (i) the terminating Party may retain and use, in accordance with the terms and conditions of this Agreement, Company Information or Lucent Information, as appropriate, for a period of twelve (12) months from the date of termination, and (ii) the breaching Party shall, at the terminating Party's written request, immediately cease all use Company Information or Lucent Information, as appropriate, and shall, as directed by the terminating Party, promptly destroy or deliver to the terminating Party each and every part specified by the terminating Party of Company Information or Lucent Information, as appropriate, then under the breaching Party's or its Subsidiaries' control.

6.02  EXCEPTIONS TO CONFIDENTIALITY



Notwithstanding the provisions of Section 6.01, neither Party shall be required to restrict use and/or disclosure with respect to portions of Lucent Information, Company Information or Developed Information, if any:

(i) that are independently developed by the receiving Party, solely by personnel with no access to such portions furnished under this Agreement to the receiving Party;

(ii) that are lawfully received from another source having the right to so furnish such portions without breach of this Agreement;

(iii) that have become generally known to the public, provided that such public knowledge was not the result of any breach of this Agreement attributable to the receiving Party;

(iv) that at the time of furnishing to the receiving Party was known to the receiving Party as evidenced by documentation or other evidence available to the receiving Party;

(v) that the disclosing Party otherwise explicitly agrees in writing need not be kept confidential; or

(vi) that is disclosed pursuant to governmental or judicial order or request provided that the Party receiving such request or order shall, whenever practicable, promptly notify the other Party and shall reasonably cooperate with the other Party in contesting such disclosure or in obtaining confidential treatment of any disclosed information (at the other Party's sole cost and expense).

6.03 EXPORT CONTROL

Each Party hereby assures the other that it will not without a license or license exception authorized by the Bureau of Export Administration of the U.S. Department of Commerce, Washington, D.C. 20230, United States of America, if required:

(i) export or release any Deliverables (Technical Information or Code) obtained pursuant to this Agreement to a national of Country Groups D:1 or E:2 (15 C.F.R.
Part 740, Supp. 1), Iran, Iraq, Serbia, Sudan, or Syria; or

(ii) export to Country Groups D:1 or E:2, or to Iran, Iraq, Serbia, Sudan, or Syria, the direct product (including processes and services) of the Technical Information or Code; or

(iii) if the direct product of the Technical Information is a complete plant or any major component of a plant, export to Country Groups D:1 or E:2, or to Iran, Iraq, Serbia, Sudan, or Syria, the direct product of the plant or major component.

This assurance will be honored even after the expiration or termination of this Agreement.

                                   ARTICLE VII
              LUCENT REPRESENTATIONS,UNDERTAKINGS & INDEMNIFICATION

7.01 Each Party represents and warrants to the other as follows:

7.1 CONFLICTING AGREEMENTS; NO LIENS. Neither the execution nor the delivery of this Agreement nor the fulfillment nor the compliance with the terms and conditions hereof will constitute a breach of the terms, conditions or provisions of, or constitute a default under or result in a violation of any agreement, contract, instrument, order, judgment or decree to which either Party is a party or by which it is bound, or result in a violation by either Party of any existing law or statute or regulation or result in the creation or imposition of any lien, charge, restriction, security interest or encumbrance of any nature whatsoever on the Deliverables.

7.2 CONSENTS. No consent or other approval of any governmental entity or other person is necessary in connection with the execution of this Agreement or the consummation by either Party of any other transaction contemplated herein.

7.3 TITLE. Lucent confirms that they own all the right, title and interests in and to all the Lucent Information free and clear of all liens, charges , encumbrances or title defects of any nature whatsoever, including, without limitation, patent or intellectual rights or creator's rights or other proprietary rights.

7.4 LITIGATION. There are no actions, suits, proceedings or investigations pending, or, to the knowledge of each Party, threatened against or involving each Party affecting or which could affect any performance under this Agreement.

7.5 PATENTS, TRADEMARKS AND COPYRIGHTS; INFRINGEMENT. Lucent has not received any notice of claim of infringement of any patent, invention, rights, trademarks, trade names or copyrights of others with reference to the processes, methods, formulae or procedures used by Lucent in the design, development, marketing or sale of the Deliverables and such processes, methods, formulae or procedures do not, to the best knowledge and belief of Lucent's employees actually involved in the work contemplated by this Agreement, infringe on any patent, copyright, trademark or other proprietary rights of a third party.

7.6 UNTRUE STATEMENTS OR MATERIAL OMISSIONS. No representation or warranty by either Party in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact which is necessary in order to make the statements contained therein not misleading.

7.02 PATENT AND COPYRIGHT PROTECTION

(a) If any Deliverable furnished is likely to or does become the subject of a claim of infringement of a patent or copyright, then Lucent may, at its option, procure for the Company the right to continue using the alleged infringing product, or use reasonable efforts to modify the Licensed Product so that it becomes non-infringing. If none of the above options can be accomplished by Lucent within a reasonable time, or if the use of such product by the Company shall be prevented by permanent injunction, and if the Company thereafter secures the right to use the infringing Licensed Product then Lucent shall reimburse the Company for the cost of securing such right ("Cost") from Royalties and Fees that may thereafter be owed to Lucent hereunder as follows:

(i) In the event that the Cost is $1 million or less the Company shall deduct such sum from first Royalties or Fees owing,

(ii) For Costs over $1 million the Company shall deduct up to 50% of the Royalties or Fees owing in any period until the Cost has been reimbursed in full.

(b) No undertaking of Lucent under this Section shall extend to any such alleged infringement or violation to the extent that it: (1) arises from adherence to design modifications, specifications, drawings, or written instructions which Lucent is directed by Company to follow; or (2) arises from adherence to instructions to apply Company's trademark, trade name or other company identification; or (3) resides in a product or licensed materials which are not of Lucent's origin and which are furnished by Company to Lucent for use under this Agreement; (4) is based upon modification made by Company of any Licensed Product; or (5) relates to uses of Licensed Product provided by Lucent in combination with any other item not furnished or authorized directly by Lucent..

7.03 LATE DELIVERY

(a) If all of the Deliverables are not delivered to the Company by September 1, 2004, the Company shall delay each of the last two Payments to Lucent by twelve months for each Payment, provided that if after September 1, 2004 the Company signs a sales contract valued at $10 million or more, then the Company shall pay the last two Payments according to the schedule on Appendix A. If Lucent fails to deliver all Deliverables by November 15, 2004 the Company shall (i) not be obligated to make any further Payments, and (ii) if any of the last two Payments have been made Lucent shall refund the same to the Company. Lucent shall be entitled to keep all other Payments previously made by Company and Lucent's obligations under Article I shall cease. All other provisions of the Agreement shall remain in full force and effect.

(b) Lucent will not be liable when delays arise out of causes beyond the control and without the fault or negligence of Lucent. Such causes may include, but are not restricted to, acts of god, or of the public enemy, acts of the customer in its sovereign or contractual capacity, fires, floods, epidemics, strikes, freight embargoes, quarantine restrictions, and unusually severe weather; but in every case the delay must be beyond the control and without the fault or negligence of the Lucent.

ARTICLE VIII

ASSISITANCE

8.01 TECHNICAL & Marketing Assistance

Technical & Marketing Assistance. Lucent shall make available to the Company during the first two years from the date of this Agreement qualified personnel for up to an average of eighty hours (80) per month to provide the following technical and marketing assistance:

(i) Interface (meetings, phone conversations, written exchange) with Customers and demonstrate and present Licensed Products,

(ii) Interface (meetings, phone conversations, written exchange) with and assist Company manufacturers,

(iii) assist Customers with initial installation and testing of Licensed
Product.

It is anticipated that the Lucent personnel initially assigned to provide such assistance shall be Paul Wilford, Sylvio Fernandez and Tom Wood. However, Lucent reserves the right to provide other persons of equal skill to perform such tasks. The Parties shall agree on a reasonable basis with respect to payment of travel and other out-of-pocket expenses incurred by Lucent in providing such services.

8.02 REGULATIONS & Permits

(a) Lucent shall diligently prosecute and obtain the certifications listed below for the Initial Licensed Products (the "Certifications"). REGULATORY COMPLIANCE:


     Region                     Product Safety            EMC
     --------------------------------------------------------

     US                         UL                   FCC
     Canada                     CSA                  IC
     EU                         EN                   EMC Directive
     Pacific Rim                IEC                  EMC In Country Requirements



CUSTOMER DRIVEN REQUIREMENTS:

Telcordia - GR-63-CORE (mechanical), GR-1089-CORE (electrical)

(b) It is anticipated that the cost of obtaining the regulatory compliance is $100,000, and the cost of obtaining the customer driven requirements is $600,000. Each Party shall pay for one half of such cost ( total of $700,000) on a timely basis.

(c) The cost of maintaining the Certifications subsequent to issuance shall be paid for by the Company.

ARTICLE IX
                            MISCELLANEOUS PROVISIONS

9.01  COMPLIANCE WITH RULES AND REGULATIONS AND INDEMNIFICATION

(a) Company personnel shall, while on any location of Lucent in connection with the Development Project, comply with Lucent's rules and regulations with regard to safety and security. Lucent shall inform such personnel of such rules and regulations. Company shall have full control over such personnel and shall be entirely responsible for their complying with Lucent's rules and regulations. Company agrees to indemnify and save Lucent harmless from any claims or demands, including the costs, expenses and reasonable attorneys' fees incurred on account thereof, that may be made by (i) anyone for injuries to persons or damage to property to the extent they arise in connection with this Agreement and result from the willful misconduct or negligence of Company personnel; or (ii) Company personnel under Worker's Compensation or similar laws. Company agrees to defend Lucent, at Lucent's request, against any such claim or demand.

(b) Lucent's personnel shall, while on any location of Company, in connection with the Development Project, comply with Company rules and regulations with regard to safety and security. Company shall inform such personnel of such rules and regulations. Lucent shall have full control over such personnel and shall be entirely responsible for their complying with Company rules and regulations. Lucent agrees to indemnify and save Company harmless from any claims or demands, including the costs, expenses and reasonable attorneys' fees incurred on account thereof, that may be made by (i) anyone for injuries to persons or damage to property to the extent they arise in connection with this Agreement and result from the willful misconduct or negligence of Lucent's personnel; or (ii) Lucent's personnel under Worker's Compensation or similar laws. Lucent agrees to defend Company, at Company request, against any such claim or demand.

(c) Each Party shall be solely responsible for (i) its personnel's remuneration, travel, living and other local expenses, and (ii) payment of all federal, state, social security and other payroll taxes in respect of its personnel, including contributions from them when required by the law of the country or any political subdivisions thereof in which such personnel is employed by such Party.

(d) Lucent and Company shall, at all times, each retain the administrative supervision of their respective personnel.

9.02 AGREEMENT PREVAILS

This Agreement shall prevail in the event of any conflicting terms or legends that may appear on Lucent Information or Company Information.

9.03 DISCLAIMER

a) Except as otherwise contained in this Agreement, neither Party and its Subsidiaries make any other representations or warranties, express or implied.

b) Except as herein otherwise provided, neither Party or its Subsidiaries will under any circumstance, whether as a result of breach of contract, breach of warranty, delay, negligence, tort or otherwise, be liable to the other Party or to any third party for any consequential, incidental, special, punitive or exemplary damages and/or loss of profits or revenues of the other Party or any third party arising out of this Agreement, whether or not the applicable Party has been advised of the possibility of such damages.

9.04  ADDRESSES

      All notices required or permitted under this Agreement will be in writing,


will reference this Agreement and will be deemed given: (i) when personally delivered, (ii) when sent by confirmed facsimile; (iii) five (5) working days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) working day after deposit with a commercial overnight carrier, with written verification of receipt.

To the Company: TTR Technologies, Inc., 4424 Sixteenth Avenue, Brooklyn, New York 11204, Fax No. (212) -202-4414, attention: Marvin Feigenbaum with a copy to Aboudi & Brounstein, Law Offices, 3 Gavish St., POB 2432, Ind. Zone Kfar Saba, Israel 44641 Fax No.: 972-9-764-4834. To Lucent: Lucent Technologies Inc., Intellectual Property Business, Attention: Contract Administrator, 2400 SW 145 Avenue, Miramar, Florida 33027, United States of America Fax No. ( ) ____________ with a copy to Barry H. Freedman, Esq., Lucent Technologies Inc., 101 Crawfords Corner Rd., Room 3K-202, Holmdel, NJ 07733 Fax: 732-949-0102. Changes in such addresses may be specified by written notice.

Payments by the Company shall be made to Lucent by wire to such account as Lucent shall advise.

9.05 INTEGRATION

This Agreement sets forth the entire Agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions and agreements between them. Neither of the Parties shall be bound by any warranties, understandings, modifications or representations with respect to the subject matter hereof other than as expressly provided herein or in a writing signed with or subsequent to the execution hereof by an authorized representative of the Party to be bound thereby.

9.06 ASSIGNABILITY

Subject to thirty days notice and an assignee's agreement to assume all obligations hereunder of the assigning party:

a) Lucent's rights, licenses, obligations, title and interest in this Agreement may be assigned, in whole or in part, to (i) any Subsidiary of Lucent; or (ii) any direct or indirect successor or purchaser to all or any portion of the business of Lucent or its Subsidiaries, which successor shall thereafter be deemed substituted for Lucent as the Party hereto, effective upon such assignment provided however that any assignment may only be made subsequent to delivery of all Deliverables.

b) Subsequent to 12 months from the Execution Date all of the Company's rights, licenses, obligations, title and interest in this Agreement may be assigned, in whole or in part, to (i) any Subsidiary of Company; or (ii) any direct or indirect successor or purchaser to all or any portion of the business of Company or its Subsidiaries, which successor shall thereafter be deemed substituted for Company as the Party hereto, effective upon such assignment.

9.07 CHOICE OF LAW

The Parties agree that the law of the State of New York, exclusive of its conflict of laws provisions, shall apply in any dispute or controversy arising with respect to this Agreement.

9.08 DISPUTE RESOLUTION

(a) If a dispute arises out of or relates to this Agreement, or the breach, termination or validity thereof, the Parties agree to submit the dispute to a sole mediator selected by the Parties or, at any time at the option of a Party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a panel of three arbitrators selected by the Parties within thirty (30) days of the mediation, or in the absence of such selection, to AAA arbitration before a panel of three arbitrators which shall be governed by the United States Arbitration Act.

(b) Any award made (i) shall be a bare award limited to a holding for or against a Party and affording such remedy as is deemed equitable, just and within the scope of the agreement; (ii) shall be without findings as to issues (including but not limited to patent validity and/or infringement)or a statement of the reasoning on which the award rests; (iii) may in appropriate circumstances (other than patent disputes) include injunctive relief; (iv) shall be made within four (4) months of the appointment of the arbitrator; and (v) may be entered in any court.

(c) The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the Parties prior to any such termination.

(d) The arbitrators shall be knowledgeable in the legal and technical aspects of this Agreement and shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of this Agreement.

(e) The place of mediation and arbitration shall be New York City.

(f) Each Party shall bear its own expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally.

(g) A request by a Party to a court for interim measures shall not be deemed a waiver of the obligation to mediate and arbitrate.

(h) The arbitrators shall have authority to award compensatory damages only. The arbitrators shall have no authority to award punitive or other damages, and each Party irrevocably waives any claim thereto.

(i) Except as required by law, the Parties, their representatives, other participants and the mediator and arbitrators shall hold the existence, content and result of mediation and arbitration in confidence.

9.09 RELATIONSHIP BETWEEN PARTIES

Neither Party to this Agreement shall have the power to accept purchase orders on behalf of the other, bind the other by any guarantee or representation that it may give, or to incur any debts or liabilities in the name of or on behalf of the other Party. The Parties acknowledge and agree that nothing contained in this Agreement shall be deemed or construed to constitute or create between the Parties hereto a partnership, association, joint venture or other agency.

9.10 FORCE MAJEURE

Except as otherwise provided herein, Neither Lucent nor Company shall be liable for any loss, damage, delay or failure of performance resulting directly or indirectly from any cause which is beyond its reasonable control, including but not limited to acts of God, extraordinary traffic conditions, riots, civil disturbances, wars, states of belligerency or acts of the public enemy, strikes, work stoppages, or the laws, regulations, acts or failure to act of any governmental authority. In the event that performance under this Agreement is prevented for a continuous period of two (2) months or longer by any of the foregoing causes, either Party shall have the right to terminate this Agreement by giving written notice to the other Party.

9.11 HEADINGS

Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

9.12 WAIVER

Except as specifically provided for herein, the waiver from time to time by a Party of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same or of any other of such Party's rights or remedies provided in this Agreement.

9.13 SEVERABILITY

If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstances shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

9.14 NON-SOLICITATION

During the Development Period and a period of one (1) year thereafter, neither Party will, directly or indirectly, employ, or solicit to employ or initiate contact with any employees of the other Party that are performing or may reasonably be expected to perform work in furtherance of the Development Project, for the purpose of inducing them to terminate their employment with the current employing Party, or to become employed by the other (non-employing) Party. This restriction shall not apply to any employee whose employment with a Party is involuntarily terminated or who has retired in good standing from such Party. The term "solicit to employ" shall not be deemed to include generalized searches for employees through media advertisements, employment firms or otherwise, that are not focused on persons employed by a Party. For purposes hereof, "employ" shall include any employment, consultant, independent contractor, agent or similar relationship.

9.15 EXECUTION IN COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original (including facsimile copies), but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate originals by their duly authorized representatives on the respective dates entered below.




LUCENT TECHNOLOGIES INC.                          TTR TECHNOLOGIES, INC.



By: /s/Jeffrey Jaffe                              By: /s/Marvin Feigenbaum
    ----------------                                  --------------------
       Jeffrey Jaffe                                     Marvin Feigenbaum
       President Bell Labs Research &                    CEO
       Advanced Technologies


Date: _____________________________               Date: ________________________



                 THIS AGREEMENT DOES NOT BIND OR OBLIGATE EITHER
                   PARTY IN ANY MANNER UNLESS DULY EXECUTED BY
                   AUTHORIZED REPRESENTATIVES OF BOTH PARTIES

                                   APPENDIX A
                                   DEFINITIONS

CODE means object code and source code, collectively.

COMPANY INFORMATION means informative material, software, technical information or other information, owned by Company or any of its Subsidiaries, disclosed hereunder by Company that is marked as "confidential" or "proprietary" at the time of disclosure to Lucent or, if disclosed orally, is identified at the time of disclosure as "confidential" or "proprietary" and followed by a summary in writing provided by Company to Lucent within sixty (60) days of the original disclosure.

DELIVERABLES means the Deliverables identified in Appendix B.

DERIVATIVE WORK shall mean (i) any work of authorship that is based, in whole or in part, upon one or more pre-existing works (e.g., the Lucent Information or the Deliverables), such as a revision, modification, translation, abridgment, condensation, expansion or any other form in which such pre-existing works may be recast, transformed or adopted and (ii) which, if prepared without authorization of the owner of the copyright in such pre-existing work, would constitute a copyright infringement.

DEVELOPED INFORMATION shall have the meaning assigned in Section 2.02(a).

DEVELOPMENT PERIOD means, unless otherwise mutually agreed in writing, the period commencing on the Effective Date of this Agreement and extending until completion of the last milestone of the Development Project unless terminated according to the provisions of Article III.

DEVELOPMENT PROJECT means performance of the work set forth in the Statement of Work in Appendix B, and the provision to Company of the Deliverables identified in Appendix B.

DOCUMENTATION means all information, whether in human and/or machine-readable form, relating to Code, including but not limited to user manuals and materials useful for design (for example, logic manuals, flow charts, and principles of operation).

EXCLUSIVITY PERIOD means the period beginning on the date of delivery of all the Deliverables to Company and ending Ten (10) years after such date.

LICENSED PRODUCT(s) means product for providing broadband access for voice or video or data made (i) using Deliverables or (ii) any Derivative Work based on Deliverables.

It is understood and agreed that for purposes of the initial development activities contemplated by this Agreement, the "Licensed Products" will include the "RG5200", "Polecat" and the "Jaguar" as described in appendixes C1-C3 (the "Initial Licensed Products") or any modification thereof.

LUCENT INFORMATION means informative material, Code, Technical Information or other information, owned by Lucent or any of its Subsidiaries, disclosed hereunder by Lucent that is marked as "confidential" or "proprietary" at the time of disclosure to Company or, if disclosed orally, is identified at the time of disclosure as "confidential" or "proprietary" and followed by a summary in writing provided by Lucent to Company within sixty (60) days of the original disclosure.

LUCENT INTELLECTUAL PROPERTY shall mean, collectively, any copyright or trade secret in which Lucent, as of the Effective Date, owns and has the right to grant any licenses of the type herein granted by Lucent, but only to the extent of such right, and (i) which is specific to the Deliverables as furnished hereunder and (ii) but for the licenses granted herein is unavoidably and necessarily infringed by Customer's implementation and use of the Deliverables.

LUCENT PATENT means every patent (including utility models but excluding design patents and design registrations) issued as of the Effective Date in any country of the world, and any patent which issues from an application which claims priority from such issued patent, which Lucent or one of its wholly-owned Subsidiaries, as of the Effective Date, has the right to grant any licenses of the type herein granted by Lucent, but only to the extent of such right, and (i) which claims an invention disclosed in the Deliverables as furnished hereunder; and (ii) but for the licenses granted herein is unavoidably and necessarily infringed by Company's use of the Deliverables in the form furnished hereunder to make or have made Licensed Products.

REVENUE means the money received from the sale or lease of Licensed Products that incorporate the Developed Information less (a) the amount of any refund to, or credit to the account of, any Customer because of rejection or return of Licensed Products by the Customer; and (b) customary charges incurred for such items as taxes, freight and trade discounts. Revenue also includes money received from the sublicensing of Deliverables as permitted by this Agreement.

SUBSIDIARY of a company means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) that does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a Subsidiary of such company only as long as such control or ownership and control exists.

TECHNICAL INFORMATION means all documented informative material (excluding Lucent Patents ), including without limitation, Documentation, technical memoranda, technical reports, data and drawings of whatever kind in whatever tangible medium, specifications, tangible know-how, processes, manuals, instructions, directories, schematics, sketches, photographs, graphs, dies, molds, tools, tooling, samples, price lists, part lists and descriptions, and any and all notes, analysis, compilations, studies, summaries, and other material containing or based, in whole or in part, on any information included in the foregoing, describing any aspect of the Deliverables designed to facilitate and required for the manufacture, use or modification or enhancement of such Deliverables.


                                   APPENDIX B
                         SCHEDULE OF DELIVERY & Payments


------------- -------------------------------------------- ------------------------- ------------------------
                                                                     FEE             DATE
ITEM          DELIVERABLE
------------- -------------------------------------------- ------------------------- ------------------------
1             Contract Signing (delivery of existing                $1.1M            Dec 31, 2003
              design info)
------------- -------------------------------------------- ------------------------- ------------------------
2             Delivery of RG5200                                      *              Feb 15, 2004
                   a.  updated design package
                   b.  4 models
------------- -------------------------------------------- ------------------------- ------------------------
3             Delivery of Polecat                                     *              May 15, 2004
                   updated design package

                   2 models
------------- -------------------------------------------- ------------------------- ------------------------
4             Delivery of Jaguar                                      *              Aug 15, 2004
                   a.  updated design package
                   b.  1 model
------------- -------------------------------------------- ------------------------- ------------------------

Each Deliverable shall include relevant Code, Technical Information, Lucent Information, Lucent Intellectual Property required for the manufacture, sale and operation of Initial Licensed Products. (collectively the "Deliverables")

PAYMENT SCHEDULE

On execution of this Agreement $1,100,000 (of which $1,000.000 shall be paid into escrow).

Lucent shall invoice the Company the following amounts on the following dates. The Company shall pay to Lucent the said sums within 30 days of the invoice.

$50K on Jan 15, 2004 (to escrow)

                               $50Kon Feb15, 2004

                              $50K on Mar 15, 2004

                              $50K on Apr 15, 2004

                               $50Kon May 15, 2004

                              $50K on Jun 15, 2004

                              $250K on Jul 15, 2004

                              $250K on Aug15, 2004

                              $500K on Nov 15, 2004

                              $600K on Feb 15, 2005

                                   TOTAL $3.0M

(the "Payments")

                                    Amendment

Whereas Lucent Technologies Inc., a Delaware corporation, with offices located at 600 Mountain Avenue, Murray Hill, New Jersey 07974-0636 ("Lucent") and TTR Technologies, Inc., a New York corporation, with offices located at 4424 Sixteenth Avenue, Brooklyn, New York 11204 ("Company") have entered into a certain DEVELOPMENT & LICENSING AGREEMENT ("Agreement") relating to Ethernet Fiber to the Home (eFTTH), effective as of January 7, 2004, and

Whereas, Lucent and Company wish to amend certain aspects of the Agreement,

Now therefore, in consideration of the mutual undertakings herein provided, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.   Amend Section 3.02(c) as follows:

(c) In the event that a critical system component, network or application that is part of a Licensed Product is non-operational and the customer cannot continue to operate the Licensed Product, or in the event that a system, network or critical application that is part of the Licensed Product exhibits a problem that seriously degrades system or application operations, then, if Lucent is unable, within 90 days of the notice of such error or malfunction, to achieve Resolution, the Company shall have the right (but not the obligation) to notify Lucent in writing, within thirty (30) days after the end of the aforesaid 90 day period, that (i) Company will not make any further Payments, and (ii) if any of the last two Payments have been made to Lucent, Lucent shall refund the same to the Company. Upon receipt of such notice Lucent shall be entitled to keep all other Payments previously made by Company and Lucent's obligations under Article I (including, without limitation, all obligations with respect to further work in furtherance of the Development Project) shall cease. All other provisions of the Agreement shall remain in full force and effect.

     2. In Section 4.02 (a), change the reference to "Section 3.03" to --Section 4.03--.

     3. In Section 4.02 (b), change the reference to "Section 3.02(a)" to --Section 4.02(a)--.

     4.   Amend Section 7.03 (a) as follows:

     (a) If all of the Deliverables are not delivered to the Company by September 1, 2004, the Company shall delay each of the last two Payments to Lucent by twelve months for each Payment, provided that if after September 1, 2004 the Company signs a sales contract valued at $10 million or more, then the Company shall pay the last two Payments according to the schedule on Appendix A. If Lucent fails to deliver all Deliverables by November 15, 2004 the Company shall have the right (but not the obligation) to notify Lucent in writing, no later than December 15, 2004, that (i) Company will not make any further Payments, and (ii) if any of the last two Payments have been made to Lucent, Lucent shall refund the same to the Company. Upon receipt of such notice Lucent shall be entitled to keep all other Payments previously made by Company and Lucent's obligations under Article I shall cease. All other provisions of the Agreement shall remain in full force and effect.

     5. ADD a new Section 9.16 as follows: (a) Except for inclusion of the Agreement in a proxy statement directed to TTR shareholders or as otherwise required by law, the Parties agree not to release any information regarding the existence or content of the Agreement. (b) The Parties may discuss the possibility of issuing a joint press release(s) regarding the relationship contemplated by this Agreement. However, each of the Parties must agree in writing on the content and timing of such joint press release; provided, neither party shall be under any obligation to agree to any joint press release, each party being entitled to refuse, for any reason or no reason at all, with or without cause, to agree to the issuance of such joint press release.

     The modifications set forth in this letter will be considered fully effective upon signature below of the authorized representatives of Lucent and Company.

Acceptance and Execution:

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in duplicate originals by their duly authorized representatives on the respective dates entered below.



LUCENT TECHNOLOGIES INC.                  TTR TECHNOLOGIES, INC.



By: /s/ Jeffrey Jaffe                     By: /s/ Marvin Feigenabum
   ---------------------------------         ---------------------------------

   President--Bell Labs Research &           Marvin Feigenbaum
   Advanced Technologies                     CEO


Date: January 16, 2004                    Date: January 16, 2004
     -------------------------------           -------------------------------

                                  END OF FILING